                                           REGISTRATION STATEMENT NO. 333-201861
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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM S-3/A

                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                         PRE-EFFECTIVE AMENDMENT NO. 1

                         METLIFE INSURANCE COMPANY USA
             (Exact name of registrant as specified in its charter)

                                    DELAWARE
         (State or other jurisdiction of incorporation or organization)


                                   06-0566090
                    (I.R.S. Employer Identification Number)


             11225 NORTH COMMUNITY HOUSE ROAD, CHARLOTTE, NC 28277
                                 (800) 989-3752
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                              ERIC T. STEIGERWALT


          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                         METLIFE INSURANCE COMPANY USA
             11225 NORTH COMMUNITY HOUSE ROAD, CHARLOTTE, NC 28277
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)


                                   COPIES TO:
                             Diane E. Ambler, Esq.
                                 K&L Gates LLP
                              1601 K Street, N.W.
                             Washington, D.C. 20006


AS SOON AS PRACTICABLE FOLLOWING THE EFFECTIVENESS OF THE REGISTRATION
                                   STATEMENT
       (Approximate date of commencement of proposed sale to the public)

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. [ ]

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.


   Large accelerated filer [ ]                                                   Accelerated filer [ ]
   Non-accelerated filer [X] (Do not check if a smaller reporting company)       Smaller reporting company [ ]



                                    CALCULATION OF REGISTRATION FEE
                                                PROPOSED MAXIMUM  PROPOSED MAXIMUM
  TITLE OF EACH CLASS OF        AMOUNT TO BE                                        AMOUNT OF
                                                 OFFERING PRICE       AGGREGATE
 SECURITIES TO BE REGISTERED     REGISTERED                                         REGISTRATION FEE
                                                   PER UNIT(1)     OFFERING PRICE
Modified Guaranteed Annuity
                                $350,000         Not applicable   $350,000          $40.67
             Contract

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1.Interests are sold on a dollar for dollar basis and not on the basis of a price per share or unit.


The securities were registered and any applicable filing fee was paid in the original filing of this registration statement. No additional securities are being registered in this pre-effective amendment No. 1.


The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.
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                                      MTM

                            METLIFE TARGET MATURITY
MTM, MetLife Target Maturity, is a deferred annuity Contract ("Contract") that provides a guaranteed fixed rate of return for Your investment if You do not surrender Your Contract before the Guarantee Period ends. Generally, if You do surrender Your Contract before the Guarantee Period ends, Your Cash Value will be subject to a Market Value Adjustment and surrender charges.

This prospectus explains:

   o   the Contract (single Purchase Payment)

   o MetLife Insurance Company USA -- RISK (SEE PAGE 6), MetLife of CT Separate Account MGA and MetLife of CT Separate Account MGA II

   o   the Guarantee Periods and interest rates

   o   surrenders

   o   surrender charges

   o   Market Value Adjustment

   o   death benefit

   o   Annuity Payments

   o   other aspects of the Contract

This Contract is issued by MetLife Insurance Company USA (the "Company"). The Company is located at 1125 North Community House Road, Charlotte, NC 28277. The telephone number is 1-800-343-8496. MetLife Investors Distribution Company, 1095 Avenue of the Americas, New York, NY 10036, is the principal underwriter and distributor of the Contracts.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR THE ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

MUTUAL FUNDS, ANNUITIES AND INSURANCE PRODUCTS ARE NOT DEPOSITS OF ANY BANK, AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.



                          PROSPECTUS DATED MAY 1, 2015

                               TABLE OF CONTENTS






                                                            PAGE
                                                           -----
Special Terms.............................................    3
Summary...................................................    5
When Market Value Adjustment and Surrender Charges
  Apply -- General........................................    6
The Insurance Company -- Risk.............................    6
The Contracts.............................................    7
  Application and Purchase Payment........................    7
  Right to Cancel.........................................    7
  Section 403(b) Plan Terminations........................    7
  Other Plan Terminations.................................    8
Guarantee Periods.........................................    8
Establishment of Guaranteed Interest Rates................    9
Surrenders................................................    9
  General.................................................    9
  Surrender Charge........................................   10
  Special Surrenders......................................   10
  Termination of the Contract.............................   10
  Market Value Adjustment.................................   11
  Waiver of Surrender Charge..............................   11
  Guarantee Period Exchange Option........................   11
  Premium Taxes...........................................   12
  Restrictions on Financial Transactions..................   12
Ownership Provisions......................................   12
  Types of Ownership......................................   12
  Contract Owner..........................................   12
  Joint Owner.............................................   12
  Transfer of Ownership...................................   12
  Beneficiary.............................................   12
Death Benefit.............................................   13
  Payment of Proceeds.....................................   13
  Death Proceeds after the Maturity Date..................   14
  Total Control Account...................................   14


                                                           PAGE
                                                           -----
Annuity Period............................................   15
  Election of Annuity Commencement Date and Form of
    Annuity...............................................   15
  Misstatement............................................   15
  Change of Annuity Commencement Date or Annuity
    Option................................................   15
  Annuity Options.........................................   15
  Annuity Payment.........................................   16
  Death of Annuitant After the Annuity Commencement
    Date..................................................   17
Separate Accounts.........................................   17
Investments by the Company................................   18
Annual Statement..........................................   18
Amendment of the Contracts................................   18
Assignment of the Contracts...............................   19
Distribution of the Contracts.............................   19
  Compensation............................................   19
Federal Tax Considerations................................   20
  Non-Qualified Annuity Contracts.........................   20
  Qualified Annuity Contracts.............................   23
  Additional Information Regarding TSA (ERISA and
    non-ERISA) 403(b).....................................   26
  Additional Information Regarding IRAs...................   27
  Additional Federal Tax Information......................   29
Abandoned Property Requirements...........................   31
Information Incorporated by Reference.....................   32
Experts...................................................   32
  Independent Registered Public Accounting Firm...........   32
Appendix A: Information Concerning Qualified Plans........  A-1
Appendix B: Market Value Adjustment.......................  B-1

                                 SPECIAL TERMS
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In this prospectus, the following terms have the indicated meanings:


ACCOUNT VALUE -- The Purchase Payment plus all interest earned, minus all surrenders, surrender charges and applicable Premium Tax previously deducted.

ANNUITANT -- A person on whose life the Maturity Date depends and Annuity Payments are made.

ANNUITY PAYMENTS -- A series of periodic payments (a) for life; (b) for life with a minimum number of payments; (c) for the joint lifetime of the Annuitant and another person, and thereafter during the lifetime of the survivor; or (d) for a fixed period.

ANNUITY PERIOD -- The period during which Annuity Payments are made.

BENEFICIARY (IES) -- The person(s) or trustee designated to receive any remaining contractual benefits in the event of a Participant's, Annuitant's or Contract Owner's death, as applicable.

CASH SURRENDER VALUE -- The Cash Value less any amounts deducted upon a withdrawal or surrender, outstanding loans, if available under the Contract, any applicable Premium Taxes or other surrender charges not previously deducted.

CASH VALUE -- The Account Value at the end of a Guarantee Period or the Market Adjusted Value before the end of a Guarantee Period.

CODE -- The Internal Revenue Code of 1986, as amended, and all related laws and regulations, which are in effect during the term of this Contract.

COMPANY (WE, US, OUR) -- MetLife Insurance Company USA.

CONTINGENT ANNUITANT -- The person named prior to the Contract Date by the Owner who, upon the Annuitant's death (prior to the Annuity Commencement Date) becomes the Annuitant. All rights and benefits provided by the Contract then continue to be in effect. Applicable to non-Qualified Contracts only.

CONTRACT -- For convenience, means the Contract or certificate, (if applicable). For example, Contract Year also means certificate year.

CONTRACT DATE -- The date on which the Contract is issued. For certain group Contracts, it is the date on which the Contract becomes effective, as shown on the specifications page of the Contract.

CONTRACT OWNER -- The person named in the Contract (on the specifications page). For certain group Contracts, the Contract Owner is the trustee or other entity which owns the Contract.

CONTRACT YEAR -- A continuous twelve -month period beginning on the Contract Date and each anniversary thereof. Contract Year also means certificate year.

DUE PROOF OF DEATH -- (a) A copy of a certified death certificate; (b) a copy of a certified decree of a court of competent jurisdiction as to the finding of death, (c) a written statement by a medical doctor who attended the deceased; or (d) any other proof satisfactory to Us.

ERISA -- The Employee Retirement Income Security Act of 1974, as amended, and all related laws and regulations which are in effect during the term of this Contract.

FREE INTEREST -- The interest credited in the previous Contract Year which is not subject to a surrender charge or a Market Value Adjustment.

GENERAL ACCOUNT -- The General Account of the Company.

GOOD ORDER -- A request or transaction generally is considered in "Good Order" if it complies with Our administrative procedures and the required information is complete and accurate. A request or transaction may be rejected or delayed if not in Good Order. If You have any questions, You should contact Us or Your sales representative before submitting the form or request.

GUARANTEE PERIOD -- The period for which either an initial or subsequent Guaranteed Interest Rate is credited.

GUARANTEED INTEREST RATE -- The annual effective interest rate credited during the Guarantee Period.

HOME OFFICE -- The principal executive offices of MetLife Insurance Company USA are located at 11225 North Community House Road, Charlotte, NC 28277. The office that administers Your Contract is located at 4700 Westown Parkway, Ste. 200, West Des Moines, Iowa 50266.

MARKET VALUE ADJUSTMENT -- The Market Value Adjustment reflects the relationship, at the time of surrender, between the then-current Guaranteed Interest Rate for a Guarantee Period equal to the duration left in Your Guarantee Period, and the Guaranteed Interest Rate that applies to Your Contract.

MATURITY DATE/ANNUITY COMMENCEMENT DATE -- The date on which the Annuity Payments are to begin.

MATURITY VALUE -- The accumulated value of a Purchase Payment at the Guaranteed Interest Rate at the end of the Guarantee Period selected, minus all surrenders, surrender charges and Premium Taxes previously deducted.

OWNER -- For an individual Contract, the person or entity to whom the individual Contract is issued. For a group Contract, the person or entity to whom the certificate under a group annuity Contract is issued.

PARTICIPANT -- An eligible person who is a member in Your plan.

PREMIUM TAX -- The amount of tax, if any, charged by the state or municipality. Generally, We will deduct any applicable Premium Tax from the Cash Value either upon surrender, annuitization, death, or at the time a Purchase Payment is made, but no earlier than when We have the liability under state law.

PURCHASE PAYMENTS -- The premium payments applied to the Contract less any Premium Taxes if applicable.


QUALIFIED CONTRACT -- A Contract used in a retirement plan or program that is intended to qualify under Sections 401, 403, 408, or 457 of the Code.


SEPARATE ACCOUNT MGA -- This separate account is MetLife of CT Separate Account MGA.

SEPARATE ACCOUNT MGA II -- This separate account is MetLife of CT Separate Account MGA II.

WRITTEN REQUEST -- Written instructions or information sent to Us in a form and content satisfactory to Us and received in Good Order at Our Home Office.

YOU, YOUR -- "You", depending on the context, may be the Participant or the Contract Owner and a natural person, a trust established for the benefit of a natural person, a charitable remainder trust, or a plan (or the employer purchaser who has purchased the Contract on behalf of the plan). "You" can also be a Beneficiary of a deceased person's Individual Retirement Account Contract who purchases the Contract in his or her capacity as Beneficiary. In connection with a 403(b) plan termination, as of the date of the Contract or cash distribution under such plan termination, "You" means the Participant who has received such Contract or cash distribution.

                                    SUMMARY
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MetLife Target Maturity is a single Purchase Payment modified guaranteed annuity. Modified guaranteed annuities offer a guaranteed fixed rate of return on Your principal investment if You do not surrender Your Contract before the Guarantee Period ends. If You do surrender Your Contract before the end of the Guarantee Period, generally Your Cash Value is subject to a Market Value Adjustment and surrender charge.

The Contract is offered by MetLife Insurance Company USA (the "Company", "We" or "Us"). MetLife Insurance Company USA is a wholly-owned subsidiary of MetLife, Inc. The Contract is available only in those states where it has been approved for sale.

You may select an initial Guarantee Period from those available from the Company. Currently, We offer Guarantee Periods up to ten years. Interest on the Purchase Payment is credited on a daily basis and so compounded in the Guaranteed Interest Rate. (See "Guarantee Periods" and "Establishment of Guaranteed Interest Rates.")

At the end of each Guarantee Period, a subsequent Guarantee Period of one year will automatically begin unless You elect another duration within thirty days before the Guarantee Period ends.

You may surrender Your Contract, but the Cash Value may be subject to a surrender charge and/or a Market Value Adjustment. A full or partial surrender made prior to the end of a Guarantee Period will be subject to a Market Value Adjustment. The surrender charge may be deducted from any surrender made before the end of the seventh Contract Year. The surrender charge is computed as a percentage of the Cash Value being surrendered.


    CONTRACT YEAR        CHARGE AS A
 IN WHICH SURRENDER     PERCENTAGE OF
       IS MADE           CASH VALUE
--------------------   --------------
          1                  7%
          2                  6%
          3                  5%
          4                  4%
          5                  3%
          6                  2%
          7                  1%
     Thereafter              0%

There is no surrender charge for full or partial surrenders: (1) at the end of an initial Guarantee Period of at least three years, or (2) at the end of any other Initial Guarantee Period if the surrender occurs on or after the fifth Contract Year. We may waive surrender charges in certain instances. (See "Surrenders -- Waiver of Surrender Charge".)

There is no Market Value Adjustment if You surrender at the end of a Guarantee Period. Any such surrender request must be in writing and received by Us within 30 days before the Guarantee Period ends. You may request any interest that has been credited during the prior Contract Year. You may call or write Us to make such a request. No surrender charge or Market Value Adjustment will be imposed on such interest payments; however, all applicable Premium Taxes will be deducted. Any such surrender may also be subject to Federal and state taxes. (See "Surrenders and Federal Tax Considerations.") If the Free Interest is not taken within 30 days before the Guarantee Period ends, then such amount becomes part of the Account Value.

The Market Value Adjustment reflects the relationship between the current Guaranteed Interest Rate for the time left in the Guarantee Period at surrender and the Guaranteed Interest Rate that applies to Your Contract. The Market Value Adjustment amount primarily depends on the interest rates the Company receives on its investments when the current Guaranteed Interest Rates are established. The Market Value Adjustment is sensitive, therefore, to changes in interest rates. It is possible that the amount You receive upon surrender may be less than Your original Purchase Payment if interest rates increase. It is also possible that if interest rates decrease, the amount You receive upon surrender may be more than Your original Purchase Payment plus accrued interest.

On the Annuity Commencement Date specified by You, the Company will make either a lump sum payment or start to pay a series of payments based on the annuity options You select. (See "Annuity Period".)

The Contract may provide for a death benefit that is the Account Value on the date We receive written notification of death. If the Annuitant dies before the Annuity Commencement Date with no designated Contingent Annuitant surviving, or if the Owner dies before the Annuity Commencement Date with the Annuitant surviving, We will pay the death benefit to the Beneficiary. We calculate the death benefit as of the date the Home Office receives written notification of Due Proof of Death. (See "Death Benefit".)

We will deduct any applicable Premium Taxes from the Cash Value either upon death, surrender, annuitization, or at the time the Purchase Payment is made to the Contract. (See "Surrenders -- Premium Taxes".)



      WHEN MARKET VALUE ADJUSTMENT AND SURRENDER CHARGES APPLY -- GENERAL
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Your Contract is a single Purchase Payment modified guaranteed annuity that offers a guaranteed fixed rate of return on Your principal investment if You do not make a partial or full surrender of Your Contract before the Guarantee Period ends. Free Interest may be withdrawn without a Market Value Adjustment or a surrender charge. However, generally, if You do make a partial or full surrender of Your Contract value before the end of the Guarantee Period, Your Contract value is subject to both a Market Value Adjustment and a surrender charge. If Your Contract value is subject to both a Market Value Adjustment and a surrender charge, the Market Value Adjustment will be applied first. A Market Value Adjustment will apply if you elect to transfer from Your current
Guarantee Period into a new Guarantee Period of a different duration. There is no surrender charge for this exchange, however, surrender charges will continue to be based on the original Contract Date. (See "Surrenders -- Guarantee Period Exchange Option.") A surrender charge will generally apply if You make a partial or full surrender of Your Contract. No surrender charge or Market Value Adjustment will apply for full or partial surrenders taken at the end of an initial Guarantee Period of at least 3 years in duration or at the end of any other initial Guarantee Period if the surrender occurs on or after the fifth Contract Year. Initial Guarantee Periods of 1 and 2 years are subject to 5 years surrender charges. (See "Surrenders".)



                         THE INSURANCE COMPANY -- RISK
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MetLife Insurance Company USA is a stock life insurance company originally chartered in Connecticut in 1863 and currently subject to the laws of the State of Delaware. The Company was previously known as MetLife Insurance Company of Connecticut but changed its name to MetLife Insurance Company USA when it changed its state of domicile from Connecticut to Delaware on November 14, 2014. The Company is licensed to conduct business in all states of the United States, except New York, and in the District of Columbia, Puerto Rico, Guam, the U.S. and British Virgin Islands and the Bahamas. The Company is a wholly-owned subsidiary of MetLife, Inc., a publicly-traded company. MetLife, Inc., through its subsidiaries and affiliates, is a leading provider of insurance and financial services to individuals and institutional customers.

Benefit amounts are paid from Our General Account and are subject to the financial strength and claims paying ability of the Company and Our long term ability to make such payments and are not guaranteed by any other party. We issue other Annuity contracts and life insurance policies where We pay all money We owe under those contracts and policies from Our General Account. We are regulated as an insurance company under state law, which includes, generally, limits on the amount and type of investments in its General Account. However, there is no guarantee that We will be able to meet Our claims paying obligations; there are risks to purchasing any insurance product. You may Surrender Your Contract, but the Cash Value may be subject to a Surrender charge and/or a Market Value Adjustment calculation that may increase or decrease the amount payable upon Surrender.

The Company's Home Office is located at 11225 North Community House Road, Charlotte, NC 28277. The office that administers Your Contract is located at 4700 Westown Parkway, Ste. 200, West Des Moines, Iowa 50266.

                                 THE CONTRACTS
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APPLICATION AND PURCHASE PAYMENT


For the Company to issue a Contract to You, You must:

   o   Complete an application or an order to purchase

   o   Include Your minimum Purchase Payment of at least $5,000 and

   o   Submit both to Our Home Office for approval.

The Company may:

   o Accept Purchase Payments up to $1 million within a 12 month period without prior approval;

   o Contact You or Your agent if the application or order form is not properly completed; and

   o Return Your entire application or order form and Purchase Payment if not properly completed.

We accept Purchase Payments made by check or cashier's check. We do not accept cash, money orders or traveler's checks. We reserve the right to refuse Purchase Payments made via a personal check in excess of $100,000. Purchase Payments over $100,000 may be accepted in other forms, including but not limited to, EFT/wire transfers, certified checks, corporate checks, and checks written on financial institutions. The form in which We receive a Purchase Payment may determine how soon subsequent disbursement requests may be fulfilled.


RIGHT TO CANCEL


Generally, You may return Your Contract to Us at Our Home Office within 10 days (7 days for individual retirement annuities) of delivery of Your Contract. Depending on Your state, We will return Your Purchase Payment or Cash Value. (If You exercise this right to cancel We will pay You the Market Adjusted Value plus any Premium Tax or Contract charges within 10 days after the Contract is returned.) Please refer to Your Contract for any additional information.

NON-NATURAL PERSONS AS OWNERS OR BENEFICIARIES. If a non-natural person, such as a trust, is the Owner of a non-Qualified Contract, the distribution on death rules under the Internal Revenue Code may require payment to begin earlier than expected and may impact the usefulness of the living (if any) and/or death benefits. Naming a non-natural person, such as a trust or estate, as a Beneficiary under the Contract will generally eliminate the beneficiary's ability to "stretch" or a spousal Beneficiary's ability to continue the Contract and the living (if any) and/or death benefits.


SECTION 403(B) PLAN TERMINATIONS


Upon a Section 403(b) plan termination, Your employer is required to distribute Your plan benefits under the Contract to You. Your employer may permit You to receive Your distribution of Your 403(b) plan benefit in cash or in the form of the Contract.


If You elect to receive Your distributions in cash, the distribution is a withdrawal under the Contract and any amounts withdrawn are subject to a Market Value Adjustment and any applicable surrender charges. Outstanding loans, if available, will be satisfied (paid) from Your cash benefit prior to its distribution to You. In addition, Your cash distributions are subject to withholding, ordinary income tax and applicable Federal income tax penalties. (See "Federal Tax Considerations.") If Your employer chooses to distribute cash as the default option, Your employer may not give You the opportunity to instruct the Company to make, at a minimum, a direct transfer to another funding option or annuity contract issued by Us or one of Our affiliates which may avoid a surrender charge. In that case, You will receive the net cash distribution, less any applicable Market Value Adjustment, surrender charge and withholding.


If You receive the distribution in the form of the Contract. We will continue to administer the Contract according to its terms. However in that case, You may not make any additional Purchase Payments or take any loans. In addition the Company will rely on You to provide certain information that would otherwise be provided to the Company by the employer or plan administrator. The employer may choose distribution of the Contract as the default option. The employer may not choose distribution of a Contract as a default option when that Contract is an investment vehicle for a TSA ERISA plan.

OTHER PLAN TERMINATIONS


Upon termination of a retirement plan that is not a Section 403(b) plan, Your employer is generally required to distribute Your Plan benefits under the Contract to You.


This distribution is in cash. The distribution is a withdrawal under the Contract and any amounts withdrawn are subject to a Market Value Adjustment and any applicable surrender charges. Outstanding loans, if available, will be satisfied (paid) from Your cash benefit prior to its distribution to You. In addition, Your cash distributions are subject to withholding, ordinary income tax and applicable federal income tax penalties. (See "Federal Tax Considerations.") Surrender charges will be waived if the net distribution is made under the exceptions listed in the "Surrenders" section of the prospectus. However, Your employer may not give You the opportunity to instruct the Company to make, at a minimum, a direct transfer to another funding option or annuity contract issued by Us or one of Our affiliates which may avoid a surrender charge. In that case, You will receive the net cash distribution, less any applicable Market Value Adjustment, surrender charge and withholding.




                               GUARANTEE PERIODS
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You will select the duration of the Guarantee Period and corresponding declared Guaranteed Interest Rate. Your Purchase Payment will earn interest at the Guaranteed Interest Rate during the entire Guarantee Period. All interest earned will be credited daily; this compounding effect is reflected in the Guaranteed Interest Rate.


             EXAMPLE OF COMPOUNDING AT THE GUARANTEED INTEREST RATE


BeginningAccount Value:       $50,000
Guarantee Period:             5 years
Guaranteed Interest Rate:     5.50% Annual Effective Rate



                                                                   END OF CONTRACT YEAR
                                           ---------------------------------------------------------------------
                                               YEAR 1        YEAR 2        YEAR 3        YEAR 4        YEAR 5
                                           ------------- ------------- ------------- ------------- -------------
Beginning Account Value                     $50,000.00
X (1 + Guaranteed Interest Rate)                 1.055
                                            ----------
                                            $52,750.00
                                            ==========
Account Value at end of Contract Year 1                   $52,750.00
X (1 + Guaranteed Interest Rate)                               1.055
                                            ----------    ----------
                                                          $55,651.25
                                            ==========    ==========
Account Value at end of Contract Year 2                                 $55,651.25
X (1 + Guaranteed Interest Rate)                                             1.055
                                            ----------    ----------    ----------
                                                                        $58,712.07
                                            ==========    ==========    ==========
Account Value at end of Contract Year 3                                               $58,712.07
X (1 + Guaranteed Interest Rate)                                                           1.055
                                            ----------    ----------    ----------    ----------
                                                                                      $61,941.23
                                            ==========    ==========    ==========    ==========
Account Value at end of Contract Year 4                                                             $61,941.23
X (1 + Guaranteed Interest Rate)                                                                         1.055
                                            ----------    ----------    ----------    ----------    ----------
                                                                                                    $65,348.00
                                            ==========    ==========    ==========    ==========    ==========
Account Value at end of Guarantee Period                                                            $65,348.00
                                            ==========    ==========    ==========    ==========    ==========
(i.e. Maturity Value)

Total interest credited in Guarantee Period -- $65,348.00 - 50,000.00 =
$15,348.00


Account Value at end of Guarantee Period -- $50,000.00 + 15,348.00 = $65,348.00

THE ABOVE EXAMPLE ASSUMES NO SURRENDERS, DEDUCTIONS FOR PREMIUM TAXES, OR PRE-AUTHORIZED PAYMENT OF INTEREST DURING THE ENTIRE FIVE-YEAR PERIOD. A MARKET VALUE ADJUSTMENT OR SURRENDER CHARGE MAY APPLY TO ANY SUCH INTERIM SURRENDER (SEE "SURRENDERS"). THE HYPOTHETICAL GUARANTEED INTEREST RATES ARE ILLUSTRATIVE ONLY AND ARE NOT INTENDED TO PREDICT FUTURE GUARANTEED INTEREST RATES TO BE DECLARED UNDER THE CONTRACT. ACTUAL GUARANTEED INTEREST RATES DECLARED FOR ANY GIVEN TIME MAY BE MORE OR LESS THAN THOSE SHOWN.

We will notify You about subsequent Guarantee Periods near the end of Your current Guarantee Period. At the end of a Guarantee Period:

   o   You may elect a subsequent Guarantee Period by telephone or in writing

   o Your Account Value will be transferred to the new Guarantee Period at the Guaranteed Interest Rate offered at that time

   o If You do not make any election, We will automatically transfer the Account Values into a one year Guarantee Period, which You may transfer out of into a new Guarantee Period with no transfer, surrender or Market Value Adjustment charge.

If You make a withdrawal at the end of a Guarantee Period, You may be subject to a surrender charge.



                   ESTABLISHMENT OF GUARANTEED INTEREST RATES
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When You purchase Your Contract, You will know the Guaranteed Interest Rate for the Guarantee Period You choose. We will send You a confirmation showing the amount of Your Purchase Payment and the applicable Guaranteed Interest Rate. After the end of each calendar year, We will send You a statement that will show:

   o   Your Account Value as of the end of the preceding year

   o   all transactions regarding Your Contract during the year

   o   Your Account Value at the end of the current year

   o   the Guaranteed Interest Rate being credited to Your Contract.

The Company has no specific formula for determining Guaranteed Interest Rates in the future. The Guaranteed Interest Rates will be declared from time to time as market conditions dictate. (See "Investments by the Company.") In addition, the Company may also consider various other factors in determining Guaranteed Interest Rates for a given period, including regulatory and tax requirements, sales commissions, administrative expenses, general economic trends and competitive factors.In New York State the Guaranteed Interest Rate will not be less than 3.00%.

THE COMPANY WILL MAKE THE FINAL DETERMINATION AS TO GUARANTEED INTEREST RATES TO BE DECLARED. WE CANNOT PREDICT NOR CAN WE GUARANTEE FUTURE GUARANTEED INTEREST RATES.



                                   SURRENDERS
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GENERAL


You may make a full or partial surrender at any time, subject to the surrender charges described below. In the case of all surrenders, the Cash Value and Maturity Value will be reduced.

Upon request, We will inform You of the amount payable upon a full or partial surrender. Any full, partial or special surrender may be subject to tax. (See "Federal Tax Considerations.")

We may defer payment of any surrender up to six months from the date We receive Your notice of surrender or the period permitted by state insurance law, if less. If We defer payment for more than 30 days, We will pay interest of at least 3.5% per annum on the amount deferred. In New York, if We defer payment for more than 10 working days, We will continue to credit interest in the same manner as it would have been credited had the surrender request not been received until the day We make payment.

Participants in Section 403(b) tax-deferred annuity plans may not make surrenders from certain amounts before the earliest of age 59 1/2, separation from service, death, disability or hardship. (See "Federal Tax Considerations -- Qualified Annuity Contracts -- Withdrawals.")

We may withhold payment of surrender proceeds if any portion of those proceeds would be derived from a Contract Owner's check that has not yet cleared (i.e., that could still be dishonored by Your banking institution). We may use telephone, fax, internet or other means of communication to verify that payment from the Contract Owner's check has been or will be collected. We will not delay payment longer than necessary for Us to verify that payment has been or will be collected. Contract Owners may avoid the possibility of delay in the disbursement of proceeds coming from a check that has not yet cleared by providing Us with a certified check.


SURRENDER CHARGE


There are no front-end sales charges. A surrender charge may be assessed on surrenders made before the end of the seventh Contract Year. The surrender charge is computed as a percentage of the Cash Value being surrendered.


    CONTRACT YEAR        CHARGE AS A
 IN WHICH SURRENDER     PERCENTAGE OF
       IS MADE           CASH VALUE
--------------------   --------------
          1                  7%
          2                  6%
          3                  5%
          4                  4%
          5                  3%
          6                  2%
          7                  1%
     Thereafter              0%

SPECIAL SURRENDERS


No surrender charge or Market Value Adjustment will apply for full or partial surrenders taken: (1) at the end of an initial Guarantee Period of at least three years in duration; or (2) at the end of any other initial Guarantee Period if the surrender occurs on or after the fifth Contract Year. However, Guarantee Periods initiated through the guaranteed period exchange option will be subject to the surrender charges based on the original Contract Date. (See "Guarantee Period Exchange Option".)

We will not assess a surrender charge if Your Account Value is applied to elect an annuity option on the Annuity Commencement Date (except if the fifth option is elected within the first Contract Year). A Market Value Adjustment will be applied if the Annuity Commencement Date is not at the end of a Guarantee Period. To elect an annuity option, You must notify Us at least 30 days before Your Annuity Commencement Date.

In addition, for all full or partial surrenders, no surrender charge or Market Value Adjustment will apply to any interest credited during the previous Contract Year. Any such surrender may, however, be subject to Federal or state taxes.

Systematic withdrawals outside Our minimum distribution program are subject to a surrender charge and a Market Value Adjustment to the extent that the payments exceed the interest earned during the prior Contract Year.

In addition, We will not assess the surrender charge or Market Value Adjustment on required minimum distributions from Qualified Contracts in order to satisfy federal income tax rules or to withdrawals to avoid required federal income tax penalties. This exception only applies to amounts required to be distributed from this Contract.

Any payments may be subject to Federal or state taxes.


TERMINATION OF THE CONTRACT


We reserve the right to terminate this Contract if the Account Value is less than the termination amount shown in the Contract. In New York State only, We reserve the right to terminate this Contract if the Account Value is less than the termination amount shown in the Contract after the completion of three Contract Years. Termination will not occur until 31 days after We have mailed notice of termination to You at Your last known address. For Contracts issued on or after February 28, 2007, in New York State, if the Contract is terminated, We will pay You the Account Value. In all other states, if the Contract is terminated, We will pay the Cash Surrender Value.

MARKET VALUE ADJUSTMENT


The Market Value Adjustment may adjust up or down the amount payable on a full or partial withdrawal before the end of any Guarantee Period.

The Market Value Adjustment is the relationship between the then-current Guaranteed Interest Rate for a Guarantee Period equal to the time left in Your Guarantee Period, and the Guaranteed Interest Rate that applies to Your Contract.

Generally, if Your Guaranteed Interest Rate is lower than the applicable current Guaranteed Interest Rate, then the Market Value Adjustment will result in a lower payment upon surrender. Conversely, if Your Guaranteed Interest Rate is higher than the applicable current Guaranteed Interest Rate, the Market Value Adjustment will result in a higher payment upon surrender.

The Market Value Adjustment amount primarily depends on the level of interest rates on the Company's investments when the current Guaranteed Interest Rates are established. The Market Adjusted Value is sensitive, therefore, to changes in current interest rates. It is possible that the amount You receive upon surrender would be less than the original Purchase Payment if interest rates increase. It is also possible that if interest rates decrease, the amount You receive upon surrender may be more than the original Purchase Payment plus accrued interest.

The Market Value Adjustment formula will not be applied:

    a. when You submit a Written Request for a full or partial surrender at the end of any Guarantee Period if We receive the request within the 30 days period prior to the end of such Guarantee Period:

    b.  to any interest credited during the previous Contract Year;

    c. to a transfer to a Guarantee Period of a different duration, during the automatic renewal period.

In addition, We will not assess the surrender charge or Market Value Adjustment on withdrawals for required minimum distributions from Qualified Contracts in order to satisfy federal income tax rules or to withdrawals to avoid required federal income tax penalties. This exception only applies to amounts required to be distributed from this Contract.

We will send a notice to You at least 15 but not more than 45 days prior to the beginning of the 30 days period in which You may request a full or partial surrender without imposition of a Market Value Adjustment.

Appendix B shows the formula for calculating the Market Value Adjustment as well as an additional illustration of the application of the Market Value Adjustment.


WAIVER OF SURRENDER CHARGE


The surrender charge will be waived if:

   (a) distributions are applied to any one of the annuity options (except if the fifth option is elected within the first Contract
              Year)

   (b) the Owner or Annuitant dies and payment of a death benefit is made to the Beneficiary;

   (c) the participant of a group Contract, or Annuitant of an individual Contract under 403(b) arrangements, 401(k) plans, 401(a) plans, Section 457 deferred compensation plans and 403(a) arrangements, makes a direct transfer to another funding vehicle or annuity contract issued by Us or by one of Our affiliates and We agree.


GUARANTEE PERIOD EXCHANGE OPTION


Once each Contract Year after the first year, You may elect to transfer from Your current Guarantee Period into a new Guarantee Period of a different duration and at the then-current Guaranteed Interest Rate. A Market Value Adjustment will be applied to Your current Account Value at the time of transfer. There will be no surrender charge for this exchange. However, surrender charges will continue to be based on time elapsed from the original Contract Date. We reserve the right to charge a fee of up to $50 for such transfers, but do not impose a transfer charge as of the date of this prospectus. In New York, We do not assess a transfer charge for such transfers.

PREMIUM TAXES


Certain state and local governments impose Premium Taxes. These taxes currently range from 0% to 3.5%, depending upon the jurisdiction. The Company is responsible for paying these taxes and will determine the method used to recover Premium Tax expenses incurred. The Company may deduct any applicable Premium Taxes from the Cash Value either upon death, surrender, annuitization, or at the time the Purchase Payment is made to the Contract, but no earlier than when the Company has a tax liability under state law.


RESTRICTIONS ON FINANCIAL TRANSACTIONS


Federal laws designed to counter terrorism and prevent money laundering might, in certain circumstances, require Us to block a Contract Owner's ability to make certain transactions and thereby refuse to accept any request for transfers, withdrawals, surrenders, or death benefits, until instructions are received from the appropriate regulator. We may also be required to provide additional information about You and Your Contract to government regulators.



                              OWNERSHIP PROVISIONS
--------------------------------------------------------------------------------
TYPES OF OWNERSHIP


CONTRACT OWNER

The Contract belongs to the Contract Owner named in the Contact (on the Contract specifications page) or to any other person to whom You subsequently assign the Contract. You have sole power during the Annuitant's lifetime to exercise any rights and to receive all benefits given in the Contract provided You have not named an irrevocable Beneficiary and provided You have not assigned the Contract.

You receive all payments while the Annuitant is alive unless You direct them to an alternative recipient. An alternative recipient does not become the Contract Owner. An alternative payment directive is revocable by You at any time by giving Us 30 days advance notice by Written Request.


JOINT OWNER


You may name joint Owners (e.g., spouses) in a Written Request before the Contract is in effect. All rights of ownership must be exercised by both Owners. Joint Owners own equal shares of any benefits accruing or payments made to them. All rights of a joint Contract Owner end at death if another joint Contract Owner survives. The entire interest of the deceased joint Contract Owner in this Contract will pass to the surviving joint Contract Owner, unless the deceased joint Contract Owner was also the Annuitant.

If a joint Contract Owner dies before the payment of an annuity option begins and is survived by the Annuitant, any surviving joint Contract Owner is the "designated Beneficiary" referred to in Section 72(s) of the Code, and his or her rights pre-empt those of the Beneficiary named in a Written Request. Upon the death of a joint Contract Owner who is the Annuitant, the entire interest will pass to the Beneficiary or Beneficiaries where applicable.


TRANSFER OF OWNERSHIP


You may transfer ownership by Written Request, subject to Our approval. You may not revoke any transfer of ownership after the effective date of such transfer. The transfer of Contract Owner will take effect as of the date of Your Written Request, subject to any payments made or other actions taken by Us before its receipt.


BENEFICIARY


You name the Beneficiary in a Written Request. The Beneficiary has the right to receive any remaining Contract benefits upon the death of the Annuitant or under certain circumstances, upon the death of the Contract Owner. If there is more than one Beneficiary surviving the Annuitant, the Beneficiaries will share equally in benefits unless different shares are received by Us by Written Request prior to the death of the Annuitant.

Unless You have named an irrevocable Beneficiary You have the right to change any Beneficiary by Written Request during the lifetime of the Annuitant and while the Contract continues.

A change in Beneficiary will take effect as of the date of the Written Request, subject to any payments made or other actions taken by Us before We receive the Written Request.



                                 DEATH BENEFIT
--------------------------------------------------------------------------------
The death benefit is the Account Value on the date We receive written notification of Due Proof of Death. No Market Value Adjustment is made upon the payment of a death benefit.

A qualified group Contract issued in connection with a qualified plan, except for group 403(b) annuity, will not provide a death benefit because there are no individual participant accounts.


PAYMENT OF PROCEEDS


The process of paying death benefit proceeds before the Maturity Date under various situations for non-Qualified Contracts is summarized in the charts below. The charts do not encompass every situation and are merely intended as a general guide. More detailed information is provided in Your Contract. Generally, the person(s) receiving the benefit may request that the proceeds be paid in one sum, including either by check, by placing the amount in an account that earns interest, or by another method of payment that provides the Beneficiary with immediate and full access to the proceeds, or under other settlement options available under the Contract.


                                                                                               MANDATORY
  BEFORE THE MATURITY DATE,         THE COMPANY WILL                                          PAYOUT RULES
    UPON THE DEATH OF THE         PAY THE PROCEEDS TO:                   UNLESS                  APPLY*
 OWNER (WHO IS NOT THE       The Beneficiary (ies), or if   Unless the Beneficiary is the    Yes
 ANNUITANT) (WITH NO JOINT   none, to the Contract          Contract Owner's spouse and
 OWNER)                      Owner's estate.                the spouse elects to continue
                                                            the Contract as the new Owner
                                                            rather than receive the
                                                            distribution.
 OWNER (WHO IS THE           The Beneficiary (ies), or if   Unless the Beneficiary is the    Yes
 ANNUITANT) (WITH NO JOINT   none, to the Contract          Contract Owner's spouse and
 OWNER)                      Owner's estate.                the spouse elects to continue
                                                            the Contract as the new Owner
                                                            rather than receive the
                                                            distribution.
 JOINT OWNER (WHO IS NOT     The surviving joint Owner.     Unless the surviving joint       Yes
 THE ANNUITANT)                                             Owner is the spouse and elects
                                                            to continue the Contract.
 JOINT OWNER (WHO IS THE     The surviving joint Owner.     Unless the surviving joint       Yes
 ANNUITANT)                                                 Owner is the Contract Owner's
                                                            spouse and the spouse elects to
                                                            continue the Contract. Or,
                                                            unless there is a Contingent
                                                            Annuitant the Contingent
                                                            Annuitant becomes the
                                                            Annuitant and the proceeds will
                                                            be paid to the surviving joint
                                                            Owner.

                                                                                                          MANDATORY
   BEFORE THE MATURITY DATE,           THE COMPANY WILL                                                  PAYOUT RULES
     UPON THE DEATH OF THE           PAY THE PROCEEDS TO:                     UNLESS                        APPLY*
 ANNUITANT (WHO IS NOT THE      The Beneficiary (ies), or if   Unless, the Beneficiary is the       Yes
 CONTRACT OWNER)                none, to the Contract          Contract Owner's spouse and
                                Owner.                         the spouse elects to continue
                                                               the Contract as the new Owner
                                                               rather than receive the
                                                               distribution. Or, unless there is a
                                                               Contingent Annuitant. Then, the
                                                               Contingent Annuitant becomes
                                                               the Annuitant and the Contract
                                                               continues in effect (generally
                                                               using the original Maturity
                                                               Date). The proceeds will then be
                                                               paid upon the death of the
                                                               Contingent Annuitant or Owner.
 ANNUITANT (WHO IS THE          See death of "Owner who is                                          Yes
 CONTRACT OWNER)                the Annuitant" above.
 ANNUITANT (WHERE OWNER IS      The Beneficiary (ies) (e.g.                                         Yes (Death of
 A NONNATURAL PERSON/TRUST)     the trust).                                                         Annuitant is treated
                                                                                                    as death of the
                                                                                                    Owner in these
                                                                                                    circumstances.)
 CONTINGENT ANNUITANT           No death proceeds are          N/A
 (ASSUMING ANNUITANT IS STILL   payable; Contract
 ALIVE)                         continues.
 BENEFICIARY                    No death proceeds are                                               N/A
                                payable; Contract
                                continues.
 CONTINGENT BENEFICIARY         No death proceeds are                                               N/A
                                payable; Contract
                                continues.

* Certain payout rules of the Code are triggered upon the death of any Owner. Non-spousal Beneficiaries (as well as spousal Beneficiaries who choose not to assume the Contract) must begin taking distributions based on the Beneficiary's life expectancy within one year of death or take a complete distribution of Contract proceeds within 5 years of death.



DEATH PROCEEDS AFTER THE MATURITY DATE


If any Owner or the Annuitant dies on or after the Maturity Date, the Company will pay the Beneficiary a death benefit consisting of any benefit remaining under the annuity, or income option then in effect.


TOTAL CONTROL ACCOUNT


If Your Contract was issued in connection with a 403(b) plan, Your Beneficiary may elect to have the Contract's death benefit proceeds paid through a settlement option called the Total Control Account. The Total Control Account is an interest-bearing account through which the Beneficiary has immediate and full access to the proceeds, with unlimited draft writing privileges. We credit interest to the account at a rate that will not be less than a guaranteed minimum annual effective rate.

Assets backing the Total Control Accounts are maintained in Our General Account and are subject to the claims of Our creditors. We will bear the investment experience of such assets; however, regardless of the investment experience of such assets, the interest credited to the Total Control Account will never fall below the applicable guaranteed minimum annual effective rate. Because We bear the investment experience of the assets backing the Total Control Account, We may receive a profit from these assets. The Total Control Account is not insured by the FDIC or any other governmental agency.



                                 ANNUITY PERIOD
--------------------------------------------------------------------------------
ELECTION OF ANNUITY COMMENCEMENT DATE AND FORM OF ANNUITY


You can select an Annuity Commencement Date at the time You apply for a Contract. In no instance shall the Annuity Commencement Date be later than ten years after the Contract Date or, if We agree, a later date not to exceed the Annuitant's 90th birthday, or in New York State, for Contracts issued on or after February 28, 2007, the Annuitant's 95th birthday, subject to the laws and regulations then in effect. (These requirements may be changed by us). Within 30 days before Your Annuity Commencement Date, You may elect to have all or a portion of Your Cash Surrender Value paid in a lump sum on Your Annuity Commencement Date. Or, at least 30 days before the Annuity Commencement Date, You may elect to have Your Cash Value or a portion thereof (less applicable Premium Taxes, if any) distributed under any of the annuity options described below. If option 5 "Payments for a Designated Period" is elected in the first Contract Year, the Cash Surrender Value will be applied (other than in New York, where You may not annuitize until You have held the Contract for thirteen months).

If no option is elected for non-Qualified Contracts, the Cash Value will be applied on the Annuity Commencement Date under the second option to provide a life annuity with 120 monthly payments certain. For Qualified Contracts, the Cash Value will be applied to option 4, to provide a joint and last life annuity. This Contract may not be surrendered once Annuity Payments begin, except with respect to option 6.


MISSTATEMENT

We may require proof of age of the Contract Owner, Beneficiary or Annuitant before making any payments under this Contract that are measured by the Contract Owner's, Beneficiary's or Annuitant's life. If the age of the measuring life has been misstated, the amount payable will be the amount that would have been provided at the correct age.

Once Annuity Payments have begun, the amount of any overpayments or underpayments will be deducted from or added to the payment or payments made after the adjustment. In certain states, We are required to pay interest on any underpayments.


CHANGE OF ANNUITY COMMENCEMENT DATE OR ANNUITY OPTION

You may change the Annuity Commencement Date at any time as long as such change is made in writing and is received by Us at least 30 days before the scheduled Annuity Commencement Date. Once an annuity option has begun, it may not be changed.


ANNUITY OPTIONS

Any one of the following annuity options may be elected. Annuity Payments may be available on a monthly, quarterly, semiannual or annual basis. The minimum amount that may be applied to annuity options is $2,000 unless We consent to a smaller amount. Where required by state law or under a qualified retirement plan, the Annuitant's sex will not be taken into account in calculating Annuity Payments. Annuity rates will not be less than the rates guaranteed by the Contract at the time of purchase. Due to underwriting, administrative or Code considerations, the choice of percentage reduction and/or the duration of the Guarantee Period may be limited.

Your income payment amount will depend upon Your choices. For lifetime options, the age and sex (where permitted) of the measuring lives (Annuitants) will also be considered. For example, if You select an Annuity option guaranteeing payments for Your lifetime and Your spouse's lifetime, Your payments will typically be lower than if You select an Annuity option with payments over only Your lifetime. Annuity options that guarantee that payments will be made for a certain number of years regardless of whether the Annuitant or joint Annuitant is alive (such as Options 2, as defined below) result in payments that are smaller than with the types without such a guarantee (such as Option 1 or Option 4, as defined below). In addition, to the extent the annuity options have a guarantee period, choosing a shorter guarantee period will result in each payment being larger. Generally, if more than one frequency is permitted under Your Contract, choosing less frequent payments will result in each Annuity payment being larger.


Option 1 -- Life Annuity -- NO REFUND: The Company will make Annuity Payments during the lifetime of the Annuitant ending with the last payment before death. This option offers the maximum periodic payment, since there is no assurance of a minimum number of payments or provision for a death benefit for Beneficiaries.

Option 2 -- Life Annuity With 120, 180, or 240 Monthly Payments Assured: The Company will make monthly Annuity Payments during the lifetime of the Annuitant, with the agreement that if, at the death of that person, payments have been made for less than 120, 180, or 240 months as elected, We will continue making payments to the Beneficiary during the remainder of the period.

Option 3 -- Cash Refund Life Annuity: The Company will make Annuity Payments during the lifetime of the Annuitant. Upon the death of the Annuitant, the Beneficiary will receive a payment equal to the Cash Value applied to this option on the Annuity Commencement Date minus the dollar amount of Annuity Payments already paid.

Option 4 -- Joint And Last Survivor Life Annuity -- NO REFUND: The Company will make Annuity Payments during the joint lifetime of the Annuitant and a second person. On the death of either person, We will continue making payments to the survivor. No further payments will be made following the death of the survivor.

Option 5 -- Payments For A Designated Period: We will make periodic payments guaranteed for the number of years selected which may be from five to thirty years. Please note that option 5 may not satisfy minimum required distribution rules for Qualified Contracts. Consult a tax advisor before electing this option.

Option 6 -- Annuity Proceeds Settlement Option: Proceeds from the death benefit may be left with the Company for a period not to exceed five years from the date of the Owner's or Annuitant's death prior to the Annuity Commencement Date. The proceeds will remain in the same Guarantee Period and continue to earn the same Guaranteed Interest Rate as at the time of death. If the Guarantee Period ends before the end of the five-year period, the Beneficiary may elect a new Guarantee Period with a duration not to exceed the time remaining in the period of five years from the date of the Owner's or Annuitant's death. Full or partial surrenders may be made at any time. In the event of surrenders, the remaining Cash Value will equal the proceeds left with the Company, minus any surrender charge and applicable Premium Tax, plus any interest earned. A Market Value Adjustment will be applied to all surrenders except those occurring at the end of a Guarantee Period.

Option 7 -- Other Annuity Options: We will make any other arrangements for Annuity Payments as may be mutually agreed upon by You and Us.

The tables in the Contract reflect guaranteed dollar amounts of monthly payments for each $1,000 applied under the first five annuity options listed above. Under options 1, 2 or 3, the amount of each payment will depend upon the age (and, for non-Qualified Contracts, where not prohibited by state law, sex) of the Annuitant at the time the first payment is due. Under option 4, the amount of each payment will depend upon the payees' ages at the time the first payment is due (and, for non-Qualified Contracts, where not prohibited by state law, the sex of both payees). Annuity rates will not be less than those guaranteed in the Contract.

The tables for options 1, 2, 3 and 4 are based on the 1983 Individual Annuitant Mortality Table A with ages set back one year and a net investment rate of 3% per annum. The table for option 5 is based on a net investment rate of 3% per annum. If mortality appears more favorable and interest rates so justify, at Our discretion, We may apply other tables which will result in higher payments for each $1,000 applied under one or more of the first five annuity options.


ANNUITY PAYMENT


The first payment under any annuity option will be made on the first day of the month following the Annuity Commencement Date. Subsequent payments will be made in accordance with the manner of payment selected and are based on the first payment date.

The option elected must result in a payment at least equal to the minimum payment amount according to Company rules then in effect. If at any time payments are less than the minimum payment amount, the Company has the right to change the frequency to an interval resulting in a payment at least equal to the minimum. If any amount due is less than the minimum per year, the Company may make other arrangements that are equitable to the Annuitant.

Once Annuity Payments have begun, no surrender of the annuity benefit can be made for the purpose of receiving a lump-sum settlement.


DEATH OF ANNUITANT AFTER THE ANNUITY COMMENCEMENT DATE


If the Annuitant dies after the Annuity Commencement Date, any amount payable as a death benefit will be distributed at least as rapidly as under the method of distribution in effect.



                               SEPARATE ACCOUNTS
--------------------------------------------------------------------------------
GENERALLY


The Separate Accounts' assets are solely for the benefit of those who invest in the Separate Accounts and no one else, including Our creditors. The assets of the Separate Accounts are held in Our name on behalf of the Separate Accounts and legally belong to Us. All the income, gains and losses (realized or unrealized) resulting from these assets are credited to or charged against the Contracts issued from the Separate Accounts without regard to Our other business.

We are obligated to pay all money We owe under the Contracts -- such as death benefits and income payments -- even if that amount exceeds the assets in the Separate Accounts. Any such amount that exceeds the assets in the Separate Accounts is paid from Our General Account. Amounts paid from the General Account are subject to the financial strength and claims paying ability of the Company and Our long term ability to make such payments and are not guaranteed by any other party. We issue other annuity Contracts and life insurance policies where We pay all money We owe under those Contracts and policies from Our General Account. The Company is regulated as an insurance company under state law, which includes, generally, limits on the amount and type of investments in its General Account. However, there is no guarantee that We will be able to meet Our claims paying obligations; there are risks to purchasing any insurance product.


SEPARATE ACCOUNT MGA

Purchase Payments made to this Contract are invested in the Separate Account MGA. We have exclusive and absolute ownership and control of the assets of the Separate Account MGA. It is a non-unitized Separate Account and, to the extent such assets are attributable to Your Purchase Payments, it is not chargeable with liabilities arising out of any other business that We may conduct. You do not share in the investment performance of assets allocated to the Separate Account MGA. Income, gains and losses, whether or not realized, from assets allocated to Separate Account MGA shall be charged against Separate Account MGA without regard to Our other income, gains or losses. The obligations under this Contract are independent of the investment performance of Separate Account MGA and are Our obligations.

We will maintain assets with an aggregate market value at least equal to the greatest of:

   (i) an amount equal to the aggregate Cash Surrender Values of the Contracts funded by Separate Account MGA (as adjusted by the Market-Value Adjustment formula)

   (ii) an amount equal to the reserves of the Contracts funded by Separate Account MGA

   (iii) an amount of assets deemed by the qualified actuary to be sufficient to make good provision for Contract liabilities.

If the aggregate market value of such assets in Separate Account MGA should fall below such amount, We will establish a liability payable to Separate Account MGA into the Separate Account so that the aggregate market value for Separate Account MGA's assets is at least equal to such amount.


SEPARATE ACCOUNT MGA II

Please note that since December 7, 2007, no Purchase Payments that have been made to the Contract have been invested in Separate Account MGA II. Thus, the following information pertains to Contracts that have Purchase Payments invested in Separate Account MGA II prior to this date. We have exclusive and absolute ownership and control of the assets of the Separate Account MGA II. It is a non-unitized Separate Account and is not chargeable with the liabilities arising out of any other business that We may conduct. You do not share in the investment performance of assets allocated to Separate Account MGA II. Income, gains and losses, whether or not realized, from assets allocated to Separate Account MGA II shall be charged against Separate Account MGA II without regard to Our other income, gains, or losses. The obligations under the Contract are independent of the investment performance of Separate Account MGA II and are Our obligations.

We will maintain in Separate Account MGA II assets with an aggregate market value at least equal to the greatest of:

   (i) an amount equal to the aggregate Cash Surrender Values of the Contracts funded by Separate Account MGA II (as adjusted by the Market-Value Adjustment formula)

   (ii) an amount equal to the reserves of the Contracts funded by Separate Account MGA II

   (iii) an amount of assets deemed by the qualified actuary to be sufficient to make good provision for the Contract liabilities.

If the aggregate market value of such assets should fall below such amount, We will transfer assets into Separate Account MGA II so that the market value for Separate Account MGA II's assets is at least equal to such amount.



                           INVESTMENTS BY THE COMPANY
--------------------------------------------------------------------------------
We must invest Our assets according to applicable state laws regarding the nature, quality and diversification of investments that may be made by life insurance companies. In general, these laws permit investments, within specified limits and subject to certain qualifications, in federal, state and municipal obligations, corporate bonds, preferred and common stocks, real estate mortgages, real estate and certain other investments. Purchase Payments made to Contracts issued by MetLife Insurance Company USA are invested in MetLife of CT Separate Account MGA or MetLife of CT Separate Account MGA II. MetLife Separate Account MGA is a non-unitized Separate Account and to the extent such assets are attributable to Your Purchase Payments amounts invested in MetLife of CT Separate Account MGA are not chargeable with liabilities arising out of any other business that the Company may conduct. MetLife of CT Separate Account MGA II is a non-unitized Separate Account and is not chargeable with liabilities arising out of any other business that the Company may conduct. Owners do not share in the investment performance of assets allocated to the Separate Accounts. The obligations under the Contract are independent of the investment performance of the Separate Accounts and are the obligations of the Company.

In establishing Guaranteed Interest Rates, the Company will consider the yields on fixed income securities that are part of the Company's current investment strategy for the Contracts at the time that the Guaranteed Interest Rates are established. (See "Establishment of Guaranteed Interest Rates".) The current investment strategy for the Contracts is to invest in fixed income securities, including public bonds, privately placed bonds, and mortgages, some of which may be zero coupon securities. While this generally describes Our investment strategy, We are not obligated to follow any particular strategy except as may be required by federal and state laws.



                                ANNUAL STATEMENT
--------------------------------------------------------------------------------
At the end of each calendar year, You will receive a statement that will show:


   o   Your Account Value as of the end of the preceding year;

   o   all transactions regarding Your Contract during the year;

   o   Your Account Value at the end of the current year; and

   o   the interest credited to Your Contract.



                           AMENDMENT OF THE CONTRACTS
--------------------------------------------------------------------------------
We reserve the right to amend the Contracts to comply with applicable federal or state laws or regulations. We will notify You in writing of any such amendments.

                          ASSIGNMENT OF THE CONTRACTS
--------------------------------------------------------------------------------
Our rights as evidenced by a Contract may be assigned as permitted by applicable law with Our consent. An assignment will not be binding upon Us until We receive notice from You in writing. We assume no responsibility for the validity or effect of any assignment. You should consult Your tax adviser regarding the tax consequences of an assignment.



                         DISTRIBUTION OF THE CONTRACTS
--------------------------------------------------------------------------------
The Company has appointed MetLife Investors Distribution Company ("MLIDC") to serve as the principal underwriter and distributor of the securities offered through this prospectus, pursuant to the terms of a Distribution and Principal Underwriting Agreement. MLIDC, which is an affiliate of the Company, also acts as the principal underwriter and distributor of other annuity Contracts and variable annuity Contracts and variable life insurance policies issued by the Company and its affiliated companies. The Company reimburses MLIDC for expenses MLIDC incurs in distributing the Contracts (e.g. commissions payable to retail broker-dealers who sell the Contracts). MLIDC does not retain any fees under the Contracts. We also pay amounts to MLIDC that may be used for its operating and other expenses, including the following sales expenses: compensation and bonuses for MLIDC's management team, advertising expenses, and other expenses of distributing the Contracts. MLIDC's management team also may be eligible for non-cash compensation items that we may provide jointly with MLIDC. Non-cash items include conferences, seminars and trips (including travel, lodging and meals in connection therewith), entertainment, merchandise and other similar items. MLIDC's principal executive offices are located at 1095 Avenue of the Americas, New York, NY 10036.

MLIDC is registered as a broker-dealer with the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934, as well as the securities commissions in the states in which it operates, and is a member of the Financial Industry Regulatory Authority ("FINRA"). FINRA provides background information about broker-dealers and their registered representatives through FINRA BrokerCheck. You may contact the FINRA BrokerCheck Hotline 1-800-289-9999, or log on to www.finra.org. An investor brochure that includes information describing FINRA BrokerCheck is available through the Hotline or on-line.

MLIDC and the Company have entered into a selling agreement with Fidelity which is registered with the SEC and a member of FINRA. Applications for the Contract are solicited by registered representatives who are associated persons of Fidelity. Such representatives act as appointed agents of the Company under applicable state insurance law and must be licensed to sell variable insurance products. The Company intends to offer the Contract in all jurisdictions where it is licensed to do business and where the Contract is approved. The Contracts are offered on a continuous basis.


COMPENSATION


Fidelity is paid compensation for the promotion and sale of the Contracts. Registered representatives who solicit sales of the Contract typically receive a portion of the compensation payable to the broker-dealer firm. The amount the registered representative receives depends on the agreement between the firm and the registered representative. This agreement may also provide for the payment of other types of cash and non-cash compensation and other benefits. A broker-dealer firm or registered representative of a firm may receive different compensation for selling one product over another and/or may be inclined to favor one product provider over another product provider due to differing compensation rates.

We generally pay compensation as a percentage of Purchase Payments invested in the Contract. Alternatively, We may pay lower compensation on Purchase Payments but pay periodic asset-based compensation based on all or a portion of the Cash Value. The amount and timing of compensation may vary depending on the selling agreement but is not expected to exceed 6.00% of Purchase Payments (if up-front compensation is paid to registered representatives) and up to 1.50% annually of average Cash Value (if asset-based compensation is paid to registered representatives).

                           FEDERAL TAX CONSIDERATIONS
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INTRODUCTION



The following information on taxes is a general discussion of the subject. It is not intended as tax advice. The Internal Revenue Code ("Code") and the provisions of the Code that govern the Contract are complex and subject to change. The applicability of Federal income tax rules may vary with your particular circumstances. This discussion does not include all the Federal income tax rules that may affect You and your Contract. Nor does this discussion address other Federal tax consequences (such as estate and gift taxes, sales to foreign individuals or entities), or state or local tax consequences, which may affect your investment in the Contract. As a result, You should always consult a tax adviser for complete information and advice applicable to your individual situation.


You are responsible for determining whether your purchase of a Contract, withdrawals, income payments and any other transactions under your Contract satisfy applicable tax law. We are not responsible for determining if your employer's plan or arrangement satisfies the requirements of the Code and/or the Employee Retirement Income Security Act of 1974 ("ERISA").


We do not expect to incur Federal, state or local income taxes on the earnings or realized capital gains attributable to the Separate Account. However, if we do incur such taxes in the future, we reserve the right to charge amounts allocated to the Separate Account for these taxes.

To the extent permitted under Federal tax law, we may claim the benefit of the corporate dividends received deduction and of certain foreign tax credits attributable to taxes paid by certain of the Portfolios to foreign jurisdictions.


Any Code reference to "spouse" includes those persons who are married spouses under state law, regardless of sex.


NON-QUALIFIED ANNUITY CONTRACTS


A "non-qualified" annuity Contract discussed here assumes the Contract is an annuity Contract for Federal income tax purposes, but the Contract is not held in a tax qualified "plan" defined by the Code. Tax qualified plans include arrangements described in Code Sections 401(a), 401(k), 403(a), 403(b) or tax sheltered annuities ("TSA"), 408 or "IRAs" (including SEP and SIMPLE IRAs), 408A or "Roth IRAs" or 457(b) or governmental 457(b) plans. Contracts owned through such plans are referred to below as "qualified" contracts.



ACCUMULATION


Generally, an owner of a non-qualified annuity Contract is not taxed on increases in the value of the Contract until there is a distribution from the Contract, either as surrenders, partial withdrawals or income payments. This deferral of taxation on accumulated value in the Contract is limited to Contracts owned by or held for the benefit of "natural persons." A Contract will be treated as held by a natural person even if the nominal owner is a trust or other entity which holds the Contract as an agent for a natural person.

In contrast, a Contract owned by other than a "natural person," such as a corporation, partnership, trust or other entity, will be taxed currently on the increase in accumulated value in the Contract in the year earned.


SURRENDERS OR WITHDRAWALS - EARLY DISTRIBUTION

If You take a withdrawal from your Contract, or surrender your Contract prior to the date You commence taking annuity or "income" payments (the "Annuity Starting Date"), the amount You receive will be treated first as coming from earnings (and thus subject to income tax) and then from your purchase payments (which are not subject to income tax). If the accumulated value is less than your purchase payments upon surrender of your Contract, You might be able to claim the loss on your Federal income taxes as a miscellaneous itemized deduction.

The portion of any withdrawal or distribution from an annuity Contract that is subject to income tax will also be subject to a 10% Federal income tax penalty for "early" distribution if such withdrawal or distribution is taken prior to You reaching age 59 1/2, unless the distribution was made:

   (a)        on account of your death or disability,

   (b) as part of a series of substantially equal periodic payments payable for your life or joint lives of You and your designated beneficiary, or

   (c) under certain immediate income annuities providing for substantially equal payments made at least annually.

If You receive systematic payments that You intend to qualify for the "substantially equal periodic payments" exception noted above, any modifications (except due to death or disability) to your payment before age
59 1/2 or within five years after beginning these payments, whichever is later, will result in the retroactive imposition of the 10% Federal income tax penalty with interest. Such modifications may include additional purchase payments or withdrawals (including tax-free transfers or rollovers of income payments) from the Contract.


AGGREGATION

If You purchase two or more deferred annuity Contracts from MetLife (or its affiliates) during the same calendar year (after October 21, 1988), the law requires that all such Contracts must be treated as a single Contract for purposes of determining whether any payments not received as an annuity (e.g., withdrawals) will be includible in income. Aggregation could affect the amount of a withdrawal that is taxable and subject to the 10% Federal income tax penalty described above. Since the IRS may require aggregation in other circumstances as well, You should consult a tax adviser if You are purchasing more than one annuity Contract from the same insurance company in a single calendar year. Aggregation does not affect distributions paid in the form of an annuity (See "Taxation of Payments in Annuity Form" below).


EXCHANGES/TRANSFERS

The annuity Contract may be exchanged in whole or in part for another annuity contract or a long-term care insurance policy. The exchange for another annuity contract may be a tax-free transaction provided that, among other prescribed IRS conditions, no amounts are distributed from either contract involved in the exchange for 180 days following the date of the exchange - other than annuity payments made for life, joint lives, or for a term of 10 years or more. Otherwise, a withdrawal or "deemed" distribution may be includible in your taxable income (plus a 10% Federal income tax penalty) to the extent that the accumulated value of your annuity exceeds your investment in the Contract (your "gain"). The opportunity to make partial annuity exchanges was provided by the IRS in 2011 and some ramifications of such an exchange remain unclear. If the annuity Contract is exchanged in part for an additional annuity contract, a distribution from either contract may be taxable to the extent of the combined gain attributable to both contracts, or only to the extent of your gain in the contract from which the distribution is paid. It is not clear whether this guidance applies to a partial exchange involving long-term care contracts. Consult your tax adviser prior to a partial exchange.

A transfer of ownership of the Contract, or the designation of an annuitant or other beneficiary who is not also the Contract owner, may result in income or gift tax consequences to the Contract owner. You should consult your tax adviser if You are considering such a transfer or assignment.


DEATH BENEFITS

The death benefit is taxable to the recipient in the same manner as if paid to the Contract owner (under the rules for withdrawals or income payments, whichever is applicable).

After your death, any death benefit determined under the Contract must be distributed according to certain rules. The method of distribution that is required depends on whether You die before or after the Annuity Starting Date. If You die on or after the Annuity Starting Date, the remaining portion of the interest in the Contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death. If You die before the Annuity Starting Date, the entire interest in the Contract must be distributed within five (5) years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of the designated beneficiary (provided such payments begin within one year of your death). Your designated beneficiary is the person to whom benefit rights under the Contract pass by reason of death; the beneficiary must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years. Additionally, if the annuity is payable to (or for the benefit of) your surviving spouse, that portion of the Contract may be continued with your spouse as the owner. For Contracts owned by a non-natural person, the required distribution rules apply upon the death of the annuitant. If there is more than one annuitant of a Contract held by a non-natural person, then such required distributions will be triggered by the death of the first co-annuitant.

TAXATION OF PAYMENTS IN ANNUITY FORM

When payments are received from the Contract in the form of an annuity, normally the annuity payments are taxable as ordinary income to the extent that payments exceed the portion of the payment determined by applying the exclusion ratio to the entire payment. The exclusion ratio of a Contract is determined at the time the Contract's accumulated value is converted to an annuity form of distribution. Generally, the applicable exclusion ratio is your investment in the Contract divided by the total payments You are expected to receive based on IRS rules which consider such factors, such as the form of annuity and mortality. The excludable portion of each annuity payment is the return of investment in the Contract and it is excludable from your taxable income until your investment in the Contract is fully recovered. We will make this calculation for You. However, it is possible that the IRS could conclude that the taxable portion of income payments under a non-qualified Contract is an amount greater - or less -- than the taxable amount determined by us and reported by us to You and the IRS.


Once You have recovered the investment in the Contract, further annuity payments are fully taxable. If You die before your investment in the Contract is fully recovered, the balance of your investment may be deducted on your last tax return, or if annuity payments continue after your death, the balance may be deducted by your beneficiary.

The IRS has not furnished explicit guidance as to how the excludable amount is to be determined each year under variable income annuities that permit transfers between a fixed annuity option and variable investment options, as well as transfers between investment options after the Annuity Starting Date. Once annuity payments have commenced, You may not be able to make transfer withdrawals to another non-qualified annuity contract or a long-term care contract in a tax-free exchange.


If the Contract allows, You may elect to convert less than the full value of your Contract to an annuity form of pay-out (i.e., "partial annuitization.") In this case, your investment in the Contract will be pro-rated between the annuitized portion of the Contract and the deferred portion. An exclusion ratio will apply to the annuity payments as described above, provided the annuity form You elect is payable for at least 10 years or for the life of one or more individuals.


3.8% TAX ON NET INVESTMENT INCOME

Federal tax law imposes a 3.8% Medicare tax on the lesser of:

   (1) the taxpayer's "net investment income," (from non-qualified annuities, interest, dividends, and other investments, offset by specified allowable deductions), or

   (2) the taxpayer's modified adjusted gross income in excess of a specified income threshold ($250,000 for married couples filing jointly, $125,000 for married couples filing separately, and $200,000 otherwise).

"Net investment income" in Item 1 above does not include distributions from tax qualified plans, (i.e., arrangements described in Code Sections 401(a), 403(a), 403(b), 408, 408A or 457(b), but such income will increase modified adjusted gross income in Item 2 above.

You should consult your tax adviser regarding the applicability of this tax to income under your annuity Contract.


PUERTO RICO TAX CONSIDERATIONS

The Puerto Rico Internal Revenue Code of 2011 (the "2011 PR Code") taxes distributions from non-qualified annuity contracts differently than in the U.S.

Distributions that are not in the form of an annuity (including partial surrenders and period certain payments) are treated under the 2011 PR Code first as a return of investment. Therefore, a substantial portion of the amounts distributed generally will be excluded from gross income for Puerto Rico tax purposes until the cumulative amount paid exceeds your tax basis.

The amount of income on annuity distributions in annuity form (payable over your lifetime) is also calculated differently under the 2011 PR Code. Since the U.S. source income generated by a Puerto Rico bona fide resident is subject to U.S. income tax and the IRS issued guidance in 2004 which indicated that the income from an annuity contract issued by a U.S. life insurer would be considered U.S. source income, the timing of recognition of income from an annuity contract could vary between the two jurisdictions. Although the 2011 PR Code provides a credit against the Puerto Rico income tax for U.S. income taxes paid, an individual may not get full credit because of the timing differences. You should consult with a personal tax adviser regarding the tax consequences of purchasing an annuity Contract and/or any proposed distribution, particularly a partial distribution or election to annuitize if You are a resident of Puerto Rico.


QUALIFIED ANNUITY CONTRACTS


INTRODUCTION

The Contract may be purchased through certain types of retirement plans that receive favorable treatment under the Code ("tax qualified plans"). Tax-qualified plans include arrangements described in Code Sections 401(a), 401(k), 403(a), 403(b) or tax sheltered annuities ("TSA"), 408 or "IRAs" (including SEP and SIMPLE IRAs), 408A or "Roth IRAs" or 457 (b) or 457(b) governmental plans. Extensive special tax rules apply to qualified plans and to the annuity Contracts used in connection with these plans. Therefore, the following discussion provides only general information about the use of the Contract with the various types of qualified plans. Adverse tax consequences may result if You do not ensure that contributions, distributions and other transactions with respect to the Contract comply with the law.

The rights to any benefit under the plan will be subject to the terms and conditions of the plan itself as well as the terms and conditions of the Contract.

We exercise no control over whether a particular retirement plan or a particular contribution to the plan satisfies the applicable requirements of the Code, or whether a particular individual is entitled to participate or benefit under a plan.

All qualified plans and arrangements receive tax deferral under the Code. Since there are no additional tax benefits in funding such retirement arrangements with an annuity, there should be reasons other than tax deferral for acquiring the annuity within the plan. Such non-tax benefits may include additional insurance benefits, such as the availability of a guaranteed income for life.

A Contract may also be available in connection with an employer's non-qualified deferred compensation plan and qualified governmental excess benefit arrangement to provide benefits to certain employees in the plan. The tax rules regarding these plans are complex. We do not provide tax advice. Please consult your tax adviser about your particular situation.


ACCUMULATION

The tax rules applicable to qualified plans vary according to the type of plan and the terms and conditions of the plan itself. Both the amount of the contribution that may be made and the tax deduction or exclusion that You may claim for that contribution are limited under qualified plans.

Purchase payments or contributions to IRAs or tax qualified retirement plans of an employer may be taken from current income on a before tax basis or after tax basis. Purchase payments made on a "before tax" basis entitle You to a tax deduction or are not subject to current income tax. Purchase payments made on an "after tax" basis do not reduce your taxable income or give You a tax deduction. Contributions may also consist of transfers or rollovers as described below which are not subject to the annual limitations on contributions.

The Contract will accept as a single purchase payment a transfer or rollover from another IRA or rollover from an eligible retirement plan of an employer (i.e., 401(a), 401(k), 403(a), 403(b) or governmental 457(b) plan.) It will also accept a rollover or transfer from a SIMPLE IRA after the taxpayer has participated in such arrangement for at least two years. As part of the single purchase payment, the IRA Contract will also accept an IRA contribution subject to the Code limits for the year of purchase.

For income annuities established in accordance with a distribution option under a retirement plan of an employer (e.g., 401(a), 401(k), 403(a), 403(b) or 457(b) plan), the Contract will only accept as its single purchase payment a transfer from such employer retirement plan.

TAXATION OF ANNUITY DISTRIBUTIONS

If contributions are made on a "before tax" basis, You generally pay income taxes on the full amount of money You withdraw as well as income earned under the Contract. Withdrawals attributable to any after-tax contributions are your basis in the Contract and not subject to income tax (except for the portion of the withdrawal allocable to earnings). Under current federal income tax rules, the taxable portion of distributions under annuity contracts and qualified plans (including IRAs) is not eligible for the reduced tax rate applicable to long-term capital gains and qualifying dividends.

If You meet certain requirements, your Roth IRA, Roth 403(b) and Roth 401(k) earnings are free from federal income taxes.

With respect to IRA Contracts, we will withhold a portion of the taxable amount of your withdrawal for income taxes, unless You elect otherwise. The amount we withhold is determined by the Code.


WITHDRAWALS PRIOR TO AGE 59 1/2

A taxable withdrawal or distribution from a qualified plan which is subject to income tax may also be subject to a 10% federal income tax penalty for "early" distribution if taken prior to age 59 1/2, unless an exception described below applies.

These exceptions include distributions made:

   (a)        on account of your death or disability, or

   (b) as part of a series of substantially equal periodic payments payable for your life or joint lives of You and your designated beneficiary and You are separated from employment.

If You receive systematic payments that You intend to qualify for the "substantially equal periodic payments" exception noted above, any modifications (except due to death or disability) to your payment before age
59 1/2 or within five years after beginning these payments, whichever is later, will result in the retroactive imposition of the 10% federal income tax penalty with interest. Such modifications may include additional purchase payments or withdrawals (including tax-free transfers or rollovers of income payments) from the Contract.

In addition, a withdrawal or distribution from a qualified annuity Contract other than an IRA (including SEPs and SIMPLEs) will avoid the penalty if: (1) the distribution is on separation from employment after age 55; (2) the distribution is made pursuant to a qualified domestic relations order ("QDRO");
(3) the distribution is to pay deductible medical expenses; or (4) if the distribution is to pay IRS levies (and made after December 31, 1999).

In addition to death, disability and as part of a series of substantially equal periodic payments as indicated above, a withdrawal or distribution from an IRA (including SEPs and SIMPLEs and Roth IRAs) will avoid the penalty (1) if the distribution is to pay deductible medical expenses; (2) if the distribution is to pay IRS levies (and made after December 31, 1999); (3) if the distribution is used to pay for medical insurance (if You are unemployed), qualified higher education expenses, or for a qualified first time home purchase up to $10,000. Other exceptions may be applicable under certain circumstances and special rules may be applicable in connection with the exceptions enumerated above.


ROLLOVERS

Your Contract is non-forfeitable (i.e., not subject to the claims of your creditors) and non-transferable (i.e., You may not transfer it to someone else).

Nevertheless, Contracts held in certain employer plans subject to ERISA may be transferred in part pursuant to a QDRO.

Under certain circumstances, You may be able to transfer amounts distributed from your Contract to another eligible retirement plan or IRA.

Generally, a distribution may be eligible for rollover. Certain types of distributions cannot be rolled over, such as distributions received on account of:

   (a)        minimum distribution requirements, or

   (b)        financial hardship.

20% WITHHOLDING ON ELIGIBLE ROLLOVER DISTRIBUTIONS

For certain qualified employer plans, we are required to withhold 20% of the taxable portion of your withdrawal that constitutes an "eligible rollover distribution" for federal income taxes. The amount we withhold is determined by the Code. You may avoid withholding if You assign or transfer a withdrawal from this Contract directly into another qualified plan or IRA. Similarly, You may be able to avoid withholding on a transfer into this Contract from an existing qualified plan You may have with another provider by arranging to have the transfer made directly to us. For taxable withdrawals that are not "eligible rollover distributions," the Code requires different withholding rules which determine the withholding amounts.


DEATH BENEFITS

The death benefit is taxable to the recipient in the same manner as if paid to the Contract owner or plan participant (under the rules for withdrawals or income payments, whichever is applicable).


Distributions required from a qualified annuity Contract following your death depend on whether You die before You had converted your Contract to an annuity form and started taking annuity payments (your Annuity Starting Date). If You die on or after your Annuity Starting Date, the remaining portion of the interest in the Contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death. If You die before your Annuity Starting Date, the entire interest in the Contract must be distributed within five (5) years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of the designated beneficiary (provided such payments begin within one year of your death). Your designated beneficiary is the person to whom benefit rights under the Contract pass by reason of death; the beneficiary must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years.


Additionally, if the annuity is payable to (or for the benefit of) your surviving spouse, that portion of the Contract may be continued with your spouse as the owner. If your spouse is your beneficiary, and your Contract permits, your spouse may delay the start of these payments until December 31 of the year in which You would have reached age 70 1/2.

If your spouse is your beneficiary, your spouse may be able to rollover the death proceeds into another eligible retirement plan in which he or she participates, if permitted under the receiving plan. Alternatively, if your spouse is your sole beneficiary, he or she may elect to rollover the death proceeds into his or her own IRA.

If your beneficiary is not your spouse and your plan and Contract permit, your beneficiary may be able to rollover the death proceeds via a direct trustee-to-trustee transfer into an inherited IRA. However, a non-spouse beneficiary may not treat the inherited IRA as his or her own IRA.

Additionally, for Contracts issued in connection with qualified plans subject to ERISA, the spouse or ex-spouse of the owner may have rights in the Contract. In such a case, the owner may need the consent of the spouse or ex-spouse to change annuity options or make a withdrawal from the Contract.


REQUIRED MINIMUM DISTRIBUTIONS

Generally, You must begin receiving retirement plan withdrawals by April 1 following the latter of:

   (a)        the calendar year in which You reach age 70 1/2, or

   (b) the calendar year You retire, provided You do not own more than 5% of your employer.

For IRAs (including SEPs and SIMPLEs), You must begin receiving withdrawals by April 1 of the year after You reach age 70 1/2 even if You have not retired.

A tax penalty of 50% applies to the amount by which the required minimum distribution exceeds the actual distribution.

You may not satisfy minimum distributions for one employer's qualified plan (i.e., 401(a), 403(a), 457(b)) with distributions from another qualified plan of the same or a different employer. However, an aggregation rule does apply in the case of IRAs (including SEPs and SIMPLEs) . The minimum required distribution is calculated with respect to each IRA, but the aggregate distribution may be taken from any one or more of your IRAs/SEPs.

Complex rules apply to the calculation of these withdrawals. In general, income tax regulations permit income payments to increase based not only with respect to the investment experience of the portfolios but also with respect to actuarial gains.

The regulations also require that the value of benefits under a deferred annuity including certain death benefits in excess of Contract value must be added to the amount credited to your account in computing the amount required to be distributed over the applicable period. We will provide You with additional information regarding the amount that is subject to minimum distribution under this rule. You should consult your own tax adviser as to how these rules affect your own distribution under this rule.

If You intend to receive your minimum distributions which are payable over the joint lives of You and a beneficiary who is not your spouse (or over a period not exceeding the joint life expectancy of You and your non-spousal beneficiary), be advised that federal tax rules may require that payments be made over a shorter period or may require that payments to the beneficiary be reduced after your death to meet the minimum distribution incidental benefit rules and avoid the 50% excise tax. You should consult your own tax adviser as to how these rules affect your own Contract.

Required minimum distribution rules that apply to other types of IRAs while You are alive do not apply to Roth IRAs. However, in general, the same rules with respect to minimum distributions required to be made to a beneficiary after your death under other IRAs do apply to Roth IRAs.


ADDITIONAL INFORMATION REGARDING TSA (ERISA AND NON-ERISA) 403(B)


SPECIAL RULES REGARDING EXCHANGES

In order to satisfy tax regulations, contract exchanges within a 403(b) plan after September 24, 2007, must, at a minimum, meet the following requirements:
(1) the plan must allow the exchange; (2) the exchange must not result in a reduction in a participant's or a beneficiary's accumulated benefit: (3) the receiving contract includes distribution restrictions that are no less stringent than those imposed on the contract being exchanged; and (4) if the issuer receiving the exchanges is not part of the plan, the employer enters into an agreement with the issuer to provide information to enable the contract provider to comply with Code requirements. Such information would include details concerning severance from employment, hardship withdrawals, loans and tax basis. You should consult your tax or legal counsel for any advice relating to Contract exchanges or any other matter relating to these regulations.


WITHDRAWALS

If You are under age 59 1/2, You generally cannot withdraw money from your TSA Contract unless the withdrawal:

     1. Related to purchase payments made prior to 1989 and pre-1989 earnings on those purchase payments;

     2.  Is exchanged to another permissible investment under your 403(b) plan;

   3. Relates to contributions to an annuity contract that are not salary reduction elective deferrals, if your plan allows it;

     4. Occurs after You die, leave your job or become disabled (as defined by the Code);

     5. Is for financial hardship (but only to the extent of elective deferrals), if your plan allows it;

     6. Relates to distributions attributable to certain TSA plan terminations, if the conditions of the Code are met;

     7.  Relates to rollover or after-tax contributions; or

     8. Is for the purchase of permissive service credit under a governmental defined benefit plan.

In addition, a Section 403(b) Contract is permitted to distribute retirement benefits attributable to pre-tax contributions other than elective deferrals to the participant no earlier than upon the earlier of the participant's severance from employment or upon the prior occurrence of some event, such as after a fixed number of years, the attainment of a stated age or disability.

ADDITIONAL INFORMATION REGARDING IRAS


PURCHASE PAYMENTS

Traditional IRA purchase payments (except for permissible rollovers and direct transfers) are generally not permitted after You attain age 70 1/2. Except for permissible rollovers and direct transfers, purchase payments for individuals are limited in the aggregate to the lesser of 100% of compensation or the deductible amount established each year under the Code. A purchase payment up to the deductible amount can also be made for a non-working spouse provided the couple's compensation is at least equal to their aggregate contributions. Individuals age 50 and older are permitted to make additional "catch-up" contributions if they have sufficient compensation. If You or your spouse are an active participant in a retirement plan of an employer, your deductible contributions may be limited. If You exceed purchase payment limits You may be subject to a tax penalty.

Roth IRA purchase payments for individuals are non-deductible (made on an "after tax" basis) and are limited to the lesser of 100% of compensation or the annual deductible IRA amount. Individuals age 50 and older can make an additional "catch-up" purchase payment each year (assuming the individual has sufficient compensation). You may contribute up to the annual purchase payment limit if your modified adjusted gross income does not exceed certain limits. You can contribute to a Roth IRA after age 70 1/2. If You exceed purchase payment limits, You may be subject to a tax penalty.


WITHDRAWALS

If and to the extent that Traditional IRA purchase payments are made on an "after tax" basis, withdrawals would be included in income except for the portion that represents a return of non-deductible purchase payments. This portion is generally determined based upon the ratio of all non-deductible purchase payments to the total value of all your Traditional IRAs (including SEP IRAs and SIMPLE IRAs). We withhold a portion of the amount of your withdrawal for income taxes, unless You elect otherwise. The amount we withhold is determined by the Code.

Generally, withdrawal of earnings from Roth IRAs are free from Federal income tax if (1) they are made at least five taxable years after your first purchase payment to a Roth IRA; and (2) they are made on or after the date You reach age 59 1/2 and upon your death, disability or qualified first-home purchase (up to $10,000). Withdrawals from a Roth IRA are made first from purchase payments and then from earnings. We may be required to withhold a portion of your withdrawal for income taxes, unless You elect otherwise. The amount will be determined by the Code.


CONVERSION

Traditional IRAs may be converted to Roth IRAs. Except to the extent You have non-deductible contributions, the amount converted from an existing Traditional IRA into a Roth IRA is taxable. Generally, the 10% Federal income tax penalty does not apply. However, the taxable amount to be converted must be based on the fair market value of the entire annuity contract being converted into a Roth IRA. Such fair market value, in general, is to be determined by taking into account the value of all benefits (both living benefits and death benefits) in addition to the account balance; as well as adding back certain loads and charges incurred during the prior twelve month period. Your Contract may include such benefits and applicable charges. Accordingly, if You are considering such conversion of your annuity Contract, please consult your tax adviser. The taxable amount may exceed the account balance at the date of conversion.

A Roth IRA Contract may also be re-characterized as a Traditional IRA, if certain conditions are met. Please consult your tax adviser.


DISTINCTION FOR PUERTO RICO CODE

An annuity Contract may be purchased by an employer for an employee under a qualified pension, profit sharing, stock bonus, annuity, or a "cash or deferred" arrangement plan established pursuant to Section 1081.01 of the 2011 PR Code. To be tax qualified under the 2011 PR Code, a plan must comply with the requirements of Section 1081.01(a) of the 2011 PR Code which includes certain participation requirements, among other requirements. A trust created to hold assets for a qualified plan is exempt from tax on its investment income.

CONTRIBUTIONS

The employer is entitled to a current income tax deduction for contributions made to a qualified plan, subject to statutory limitations on the amount that may be contributed each year. The plan contributions by the employer are not required to be included in the current income of the employee.


DISTRIBUTIONS


Any amount received or made available to the employee under the qualified plan is includible in the gross income of the employee in the taxable year in which received or made available. In such case, the amount paid or contributed by the employer shall not constitute consideration paid by the employee for the Contract for purposes of determining the amount of annuity payments required to be included in the employee's gross income. Thus, amounts actually distributed or made available to any employee under the qualified plan will be included in their entirety in the employee's gross income. The value of accrued benefits in a qualified retirement plan with respect to which the special 8% tax under Puerto Rico Act No. 77-2014 was prepaid will be considered as part of the participant's tax basis in his retirement plan account. Thus, any distributions attributable to the benefits for which such taxes were prepaid will not be subject to income taxes when the same are subsequently received by the participant. However, the investment income and the appreciation in value, if any, accrued on the benefits with respect to which the special tax was prepaid, will be taxed as provided by the tax rules in effect at the time of distribution. Lump-sum proceeds from a Puerto Rico qualified retirement plan due to separation from service will generally be taxed at a 20% capital gain tax rate to be withheld at the source. A special rate of 10% may apply instead, if the plan satisfies the following requirements:


   (1) the plan's trust is organized under the laws of Puerto Rico, or has a Puerto Rico resident trustee and uses such trustee as paying agent; and

   (2) 10% of all plan's trust assets (calculated based on the average balance of the investments of the trust) attributable to participants who are Puerto Rico residents must be invested in "property located in Puerto Rico" for a three-year period.

If these two requirements are not satisfied, the distribution will generally be subject to the 20% tax rate. The three-year period includes the year of the distribution and the two immediately preceding years. In the case of a defined contribution plan that maintains separate accounts for each participant, the described 10% investment requirement may be satisfied in the accounts of a participant that chooses to invest in such fashion rather than at the trust level. Property located in Puerto Rico includes shares of stock of a Puerto Rico Registered Investment Company (RIC), fixed or variable annuities issued by a domestic insurance company or by a foreign insurance company that derives more than 80% of its gross income from sources within Puerto Rico and bank deposits. The PR 2011 Code does not impose a penalty tax in cases of early (premature) distributions from a qualified plan.


ROLLOVER

Deferral of the recognition of income continues upon the receipt of a distribution by a participant from a qualified plan, if the distribution is contributed to another qualified retirement plan or traditional individual retirement account for the employee's benefit no later than sixty (60) days after the distribution.


ERISA CONSIDERATIONS

In the context of a Puerto Rico qualified retirement plan trust, the IRS has recently held that the transfer of assets and liabilities from a qualified retirement plan trust under the Code to that type of plan would generally be treated as a distribution includible in gross income for U.S. income tax purposes even if the Puerto Rico retirement plan is a plan described in ERISA
Section 1022(i)(1). By contrast, a transfer from a qualified retirement plan trust under the Code to a Puerto Rico qualified retirement plan trust that has made an election under ERISA Section 1022(i)(2) is not treated as a distribution from the transferor plan for U.S. income tax purposes because a Puerto Rico retirement plan that has made an election under ERISA Section 1022(i)(2) is treated as a qualified retirement plan for purposes Code Section 401(a). The IRS has determined that the above described rules prescribing the inclusion in income of transfers of assets and liabilities to a Puerto Rico retirement plan trust described in ERISA Section 1022(i)(1) would be applicable to transfers taking effect after December 31, 2012.

Similar to the IRS Revenue Ruling 2013-17, the U.S. Department of Labor issued DOL Technical Release No. 2013-04 on September 18, 2013 providing that, where the Secretary of Labor has authority to regulate with respect to the provisions of ERISA dealing with the use of the term "spouse" spouse will be read to refer to any individuals who are lawfully married under any state law, including same-sex spouses, and without regard to whether their state of domicile recognizes same-sex marriage. Thus, for ERISA purposes as well as federal tax purposes, an employee benefit plan participant who marries a person of the same sex in a jurisdiction that recognizes same-sex marriage will continue to be treated as married even if the couple moves to a jurisdiction, like Puerto Rico, that does not recognize same-sex marriage.



ADDITIONAL FEDERAL TAX INFORMATION


NON-QUALIFIED ANNUITY CONTRACTS

DIVERSIFICATION

In order for your non-qualified Contract to be considered an annuity contract for Federal income tax purposes, we must comply with certain diversification standards with respect to the investments underlying the Contract. We believe that we satisfy and will continue to satisfy these diversification standards. Failure to meet these standards would result in immediate taxation to Contract owners of gains under their Contracts. Inadvertent failure to meet these standards may be correctable.


CHANGES TO TAX RULES AND INTERPRETATIONS

Changes to applicable tax rules and interpretations can adversely affect the tax treatment of your Contract. These changes may take effect retroactively.

We reserve the right to amend your Contract where necessary to maintain its status as a Variable Annuity Contract under Federal tax law and to protect You and other Contract owners in the Investment Divisions from adverse tax consequences.

THE 3.8% INVESTMENT TAX applies to investment income earned in households making at least $250,000 ($200,000 single) and will result in the following top tax rates on investment income:


 CAPITAL GAINS     DIVIDENDS     OTHER
---------------   -----------   ------
     23.8%          43.4%       43.4%

The table above also incorporates the scheduled increase in the capital gains rate from 15% to 20%, and the scheduled increase in the dividends rate from 15% to 39.6%.


QUALIFIED ANNUITY CONTRACTS

Annuity contracts purchased through tax qualified plans are subject to limitations imposed by the Code and regulations as a condition of tax qualification. There are various types of tax qualified plans which have certain beneficial tax consequences for Contract owners and plan participants.

TYPES OF QUALIFIED PLANS

The following list includes individual account-type plans which may hold an annuity Contract as described in the Prospectus. Except for Traditional IRAs, they are established by an employer for participation of its employees.
IRA

Established by an individual, or employer as part of an employer plan.
SEP

Established by a for-profit employer, based on IRA accounts for each participant. Employer only contributions.
401(k), 401(a)

Established by for-profit employers, Section 501(c)(3) tax exempt and non-tax exempt entities, Indian Tribes.
403(b) Tax Sheltered Annuity ("TSA")

Established by Section 501(c)(3) tax exempt entities, public schools (K-12), public colleges, universities, churches, synagogues and mosques.
403(a)

If your benefit under the 403(b) plan is worth more than $5,000, the Code requires that your annuity protect your spouse if You die before You receive any payments under the annuity or if You die while payments are being made. You may waive these requirements with the written consent of your spouse. In general, designating a beneficiary other than your spouse is considered a waiver and requires your spouse's written consent. Waiving these requirements may cause your monthly benefit to increase during your lifetime. Special rules apply to the withdrawal of excess contributions.


ROTH ACCOUNT

Individual or employee plan contributions made to certain plans on an after-tax basis. An IRA may be established as a Roth IRA, and 401(k), 403(b) and 457(b) plans may provide for Roth accounts.


ERISA

If your plan is subject to ERISA and You are married, the income payments, withdrawal provisions, and methods of payment of the death benefit under your Contract may be subject to your spouse's rights as described below.

Generally, the spouse must give qualified consent whenever You elect to:

   1. Choose income payments other than on a qualified joint and survivor annuity basis ("QJSA") (one under which we make payments to You during your lifetime and then make payments reduced by no more than 50% to your spouse for his or her remaining life, if any): or choose to waive the qualified pre-retirement survivor annuity benefit ("QPSA") (the benefit payable to the surviving spouse of a participant who dies with a vested interest in an accrued retirement benefit under the plan before payment of the benefit has begun);

     2. Make certain withdrawals under plans for which a qualified consent is required;

     3.  Name someone other than the spouse as your beneficiary; or

     4.  Use your accrued benefit as security for a loan exceeding $5,000.

Generally, there is no limit to the number of your elections as long as a qualified consent is given each time. The consent to waive the QJSA must meet certain requirements, including that it be in writing, that it acknowledges the identity of the designated beneficiary and the form of benefit selected, dated, signed by your spouse, witnessed by a notary public or plan representative, and that it be in a form satisfactory to us. The waiver of the QJSA generally must be executed during the 180 days period (90 days for certain loans) ending on the date on which income payments are to commence, or the withdrawal or the loan is to be made, as the case may be. If You die before benefits commence, your surviving spouse will be your beneficiary unless he or she has given a qualified consent otherwise.

The qualified consent to waive the QPSA benefit and the beneficiary designation must be made in writing that acknowledges the designated beneficiary, dated, signed by your spouse, witnessed by a notary public or plan representative and in a form satisfactory to us. Generally, there is no limit to the number of beneficiary designations as long as a qualified consent accompanies each designation. The waiver of and the qualified consent for the QPSA benefit generally may not be given until the plan year in which You attain age 35. The waiver period for the QPSA ends on the date of your death.

If the present value of your benefit is worth $5,000 or less, your plan generally may provide for distribution of your entire interest in a lump sum without spousal consent.

Comparison of Plan Limits for Individual Contributions:



   PLAN TYPE     ELECTIVE CONTRIBUTION   CATCH-UP CONTRIBUTION
 IRA            $ 5,500                 $1,000
 401(k)         $18,000                 $6,000
 SEP/401(a)     (Employer contributions only)
 403(b) (TSA)   $18,000                 $6,000



Dollar limits are for 2015 and subject to cost-of-living adjustments in future years. Employer-sponsored individual account plans (other than 457(b) plans) may provide for additional employer contributions such that total annual plan contributions do not to exceed the greater of $53,000 or 25% of an employee's compensation for 2015.


FEDERAL ESTATE TAXES

While no attempt is being made to discuss the Federal estate tax implications of the Contract, You should bear in mind that the value of an annuity contract owned by a decedent and payable to a beneficiary by virtue of surviving the decedent is included in the decedent's gross estate. Depending on the terms of the annuity contract, the value of the annuity included in the gross estate may be the value of the lump sum payment payable to the designated beneficiary or the actuarial value of the payments to be received by the beneficiary. Consult an estate planning adviser for more information.


GENERATION-SKIPPING TRANSFER TAX

Under certain circumstances, the Code may impose a "generation-skipping transfer tax" when all or part of an annuity contract is transferred to, or a death benefit is paid to, an individual two or more generations younger than the contract owner. Regulations issued under the Code may require us to deduct the tax from your contract, or from any applicable payment, and pay it directly to the IRS.


ANNUITY PURCHASE PAYMENTS BY NONRESIDENT ALIENS AND FOREIGN CORPORATIONS

The discussion above provides general information regarding U.S. Federal income tax consequences to annuity purchasers that are U.S. citizens or residents. Purchasers that are not U.S. citizens or residents will generally be subject to U.S. Federal withholding tax on taxable distributions from annuity contracts at a 30% rate, unless a lower treaty rate applies. In addition, purchasers may be subject to state and/or municipal taxes and taxes that may be imposed by the purchaser's country of citizenship or residence. Prospective purchasers are advised to consult with a qualified tax adviser regarding U.S., state and foreign taxation with respect to an annuity contract purchase.




                        ABANDONED PROPERTY REQUIREMENTS
--------------------------------------------------------------------------------
Every state has unclaimed property laws that generally declare non-ERISA ("Employee Retirement Income Security Act of 1974") annuity contracts to be abandoned after a period of inactivity of three to five years from the contract's Maturity Date or the date the death benefit is due and payable. For example, if the payment of a death benefit has been triggered, but, if after a thorough search, we are still unable to locate the Beneficiary of the death benefit, or the Beneficiary does not come forward to claim the death benefit in a timely manner, the death benefit will be paid to the abandoned property division or unclaimed property office of the state in which the Beneficiary or you last resided, as shown on our books and records, or to our state of domicile. (Escheatment is the formal, legal name for this process.) However, the state is obligated to pay the death benefit (without interest) if your Beneficiary steps forward to claim it with the proper documentation. To prevent your Contract's proceeds from being paid to the state abandoned or unclaimed property office, it is important that you update your Beneficiary designations, including addresses, if and as they change. Please call 1-800-343-8496 to make such changes.

                     INFORMATION INCORPORATED BY REFERENCE
--------------------------------------------------------------------------------

Under the Securities Act of 1933, the Company has filed with the Securities and Exchange Commission ("SEC") a registration statement (the "Registration Statement") relating to the Contracts offered by this prospectus. This prospectus has been filed as a part of the Registration Statement and does not contain all of the information set forth in the Registration Statement and the exhibits and reference is hereby made to such Registration Statement and exhibits for further information relating to the Company and the Contracts. The Company's annual report on Form 10-K was filed with the SEC on March 30, 2015 via EDGAR File No. 033-03094. The Form 10-K contains information for the period ended December 31, 2014, about the Company, including consolidated audited financial statements for the Company's latest fiscal year. The Form 10-K is incorporated by reference into this prospectus.In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act") prior to the termination of the offering, are also incorporated by reference into this prospectus. We are not incorporating by reference, in any case, any documents or information deemed to have been furnished and not filed in accordance with SEC rules.


There have been no material changes in the Company's affairs which have occurred since the end of the latest fiscal year for which audited consolidated financial statements were included in the latest Form 10-K or which have not been described in a Form 10-Q or Form 8-K filed by the Company under the Exchange Act.

If requested, the Company will furnish, without charge, a copy of any and all of the reports or documents that have been incorporated by reference into this prospectus. You may direct Your requests to the Company at, 11225 North Community House Road, Charlotte, NC, 28277. The telephone number
1-800-343-8496. You may also access the incorporated reports and other documents at www.metlife.com.


The Company files periodic reports as required under the Exchange Act (including Form 10-K, 10-Q and 8-K). You may also read and copy any materials that the Company files with the SEC at the SEC's Public Reference Room at 100 F Street, N.E., Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.




                                    EXPERTS
--------------------------------------------------------------------------------
Legal matters in connection with federal laws and regulations affecting the issue and sale of the Contracts described in this prospectus and the organization of the Company, its authority to issue such Contracts under Delaware law and the validity of the forms of the Contracts under Delaware law have been passed on by legal counsel for the Company.


INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


The consolidated financial statements, and the related financial statement schedules, incorporated by reference in this Registration Statement from the MetLife Insurance Company USA and subsidiaries' (the "Company") Annual Report on Form 10-K for the year ended December 31, 2014, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which expresses an unqualified opinion and includes an explanatory paragraph regarding the renaming of the Company, its mergers with entities under common control, and the retrospective adjustment of the consolidated financial statements for all periods presented to reflect the mergers in a manner similar to a pooling-of-interests as described in Note 3). Such consolidated financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The principal business address of Deloitte & Touche LLP is 30 Rockefeller Plaza, New York, New York 10112-0015.

                                   APPENDIX A
--------------------------------------------------------------------------------
                     INFORMATION CONCERNING QUALIFIED PLANS



Plans eligible to purchase the Contract are pension and profit sharing Plans qualified under Section 401(a) of the Code, Section 403(b) Plans, and eligible state deferred compensation Plans under Section 457 of the Code ("Qualified Plans"). Trustees should consider whether the Plan permits the investment of Plan assets in the Contract, the distribution of such and Annuity and payment of death benefits in accordance with the requirements of the federal income tax rules. Assuming continued Plan qualification and operation, earnings on Plan assets will accumulate value on a tax deferred basis even if the Plan is not funded by this Contract. Trustees therefore should consider features of the Contract other than tax deferral before investing in the Contract. In addition, because required minimum distributions must generally begin for Participants after age 70, (or, if later, when the Participant retires from employment with the employer maintaining the Plan, provided the Plan permits and the Participant is not a 5% or more owner), trustees should consider whether the Contract may be an appropriate purchase for Participants approaching or over age 70 1/2.


To apply for a group annuity Contract, the trustee or other applicant must complete an application or purchase order for the group annuity Contract and make a Purchase Payment. A group Annuity Contract will then be issued to the applicant. While no certificates are issued, each Purchase Payment and the account established thereby are confirmed to the Contract Owner. Each account will have its own optional Guarantee Period and Guaranteed Interest Rate. Surrenders under the group Annuity Contract may be made at the election of the Contract Owner, from the account established under the Contract. Account surrenders are subject to the same limitations, adjustments and charges as surrenders made under a certificate (see "Surrenders"). Surrender values may be taken in cash or applied to purchase annuities for the Contract Owners' Qualified Plan Participants.

Because there are no individual participant accounts, the qualified group annuity Contract issued in connection with a Qualified Plan may not provide for death benefits. Annuities purchased for Qualified Plan Participants may provide for a payment upon the death of the Annuitant depending on the option chosen (see "Annuity Options"). Additionally, since there are no Annuitants prior to the actual purchase of an Annuity by the Contract Owner, the provisions regarding the Annuity Commencement Date may not be applicable.

                      THIS PAGE INTENTIONALLY LEFT BLANK.

                                   APPENDIX B
--------------------------------------------------------------------------------
                            MARKET VALUE ADJUSTMENT


The application of a Market Value Adjustment may adjust up or down Your Account Value. The following describes the amount the Market Value Adjustment applies to:

       Maturity Value = [(Current Account Value -- FI) x (1 + iG) t/365]


  Market Adjusted Value =       (Maturity Value) x           1
                                                     -----------------
                            [                                          ]
                                                     (1 + iC) (t/365)

   o where: "FI" is the interest credited in the previous Contract Year (which is not subject to a surrender charge or a Market Value Adjustment), "iG" is the Guaranteed Credited rate as stated on the Contract specification page, "iC" is the current Guaranteed Interest Rate for a Guarantee Period of "t" days, where "t" is the number of days remaining in the Guarantee Period adjusted for leap years.

The total amount available to customers, prior to any charges or Premium Taxes, is: Market Adjusted Value + Free Interest.

The current Guaranteed Interest Rate is declared periodically by the Company and is based on the rate (straight line interpolation between whole years) which the Company is then paying on premiums paid under this class of Contracts with the same Maturity Date as the Purchase Payment to which the formula is being applied.

In New York State the Guaranteed Interest Rate will not be less than 3.00%.


                   ILLUSTRATION OF A MARKET VALUE ADJUSTMENT


Purchase Payment:             $50,000.00
Guarantee Period:             5 years
Guaranteed Interest Rate:     5.50% Effective Annual Rate

The following examples illustrate how the Market Value Adjustment may affect the values of Your Contract. In these examples, a Purchase Payment of $50,000 was made to the Contract. After one year of the Guarantee Period, the Account Value (i.e., the Purchase Payment plus accumulated interest) would be $52,750.

The Market Adjusted Value is calculated based on Your then current Account Value less any available Free Interest, and is based on a rate the Company is crediting at the time on new Purchase Payments of the same term-to-maturity as the time remaining in Your Guarantee Period. One year after the Purchase Payment was made, You would have four years remaining in the five-year Guarantee Period.


EXAMPLE OF A NEGATIVE MARKET VALUE ADJUSTMENT

A negative Market Value Adjustment results when interest rates have increased since the date the Purchase Payment was made. Assume interest rates have increased one year after the Purchase Payment and the Company is crediting 7.00% for a four-year Guarantee Period.

The Maturity Value would be:

               $61,941.23 = ($52,750.00 -- $2,750) x (1 + .055)4

The Market Adjusted Value would be:


                                          1
                                     -----------
  $47,254.67 =       ($61,941.23) x
                 [                               ]
                                     (1 + .07)4

Total amount available, prior to charges and Premium Taxes:

                      $50,004.67 = $47,254.67 + $2,750.00

EXAMPLE OF A POSITIVE MARKET VALUE ADJUSTMENT

A positive Market Value Adjustment results when interest rates have decreased since the date the Purchase Payment was made. Assume interest rates have decreased one year after the Purchase Payment and the Company is crediting 3.50% for a four-year Guarantee Period.

The Maturity Value would be:

               $61,941.23 = ($52,750.00 -- $2,750) x (1 + .055)4

The Market Adjusted Value would be:


                                          1
                                     ------------
  $53,978.21 =       ($61,941.23) x
                 [                                ]
                                     (1 + .035)4

Total amount available, prior to charges and Premium Taxes:

                      $56,728.21 = $53,978.21 + $2,750.00

These examples illustrate what may happen when interest rates increase or decrease from the beginning of a Guarantee Period. A particular Market Value Adjustment may have a greater or lesser impact than that shown in these examples, depending on how much interest rates have changed since the beginning of a Guarantee Period and the amount of time remaining to maturity. In addition, a surrender charge may be assessed on surrenders made before the Purchase Payment has been under the Contract for five years.

                                    PART II



                     INFORMATION NOT REQUIRED IN PROSPECTUS


ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following is an itemized list of the estimated expenses to be incurred in connection with the securities being offered:

Accountant's Fees and Expenses: $6,800

Legal Fees and Expenses: $2,400


Printing Expenses: N/A


Registration Fee: $40.67


ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS


As described in their respective governing documents, MetLife, Inc.(the ultimate parent of the Registrant and MetLife Investors Distribution Company, the Registrant's underwriter (the "Underwriter")) and the Registrant, each of which is incorporated in the state of Delaware, shall indemnify any person who is made or is threatened to be made a party to any civil or criminal suit, or any administrative or investigative proceeding, by reason of that person's service as a director, officer, or agent of the respective company, under certain circumstances, against liabilities and expenses incurred by such person (except, with respect to the Registrant, as described below regarding MetLife Employees).


As described in its governing documents, the Underwriter, which is incorporated in the state of Missouri, may indemnify, under certain circumstances, any person who is made a party to any civil or criminal suit, or made a subject of any administrative or investigative proceeding by reason of the fact that he is or was a director, officer, or agent of the Underwriter. The Underwriter also has such other and further powers of indemnification as are not inconsistent with the laws of Missouri.


MetLife, Inc. also has adopted a policy to indemnify employees ("MetLife Employees") of MetLife, Inc. or its affiliates ("MetLife"), including any MetLife Employees serving as directors or officers of the Registrant or the Underwriter. Under the policy, MetLife, Inc. will, under certain circumstances, indemnify MetLife Employees for losses and expenses incurred in connection with legal actions threatened or brought against them as a result of their service to MetLife. The policy excludes MetLife directors and others who are not MetLife Employees, whose rights to indemnification, if any, are as described in the charter, bylaws or other arrangement of the relevant company.

MetLife, Inc. also maintains a Directors and Officers Liability and Corporate Reimbursement Insurance Policy under which the Registrant and the Underwriter, as well as certain other subsidiaries of MetLife, are covered. MetLife, Inc. also has secured a Financial Institutions Bond.


Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


RULE 484 UNDERTAKING

Insofar as indemnification for liability arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


ITEM 16. EXHIBITS

(A)        Exhibits

EXHIBIT
NUMBER                DESCRIPTION
------                -----------


1.                    Distribution and Principal Underwriting Agreement.
                      (Incorporated herein by reference to Exhibit 1 to the Registration Statement on Form S-2, File No. 333-51804 filed December 14, 2000.)


1(a). Distribution and Principal Underwriting Agreement between MetLife Insurance Company of Connecticut and MetLife Investors Distribution Company (incorporated herein by reference to Exhibit 3(i)(a) to the Registration Statement on Form N-4, File Nos. 333-200231/811-03365
                      filed April 8, 2009.)


2(a). Agreement and Plan of Merger dated as of October 20, 2006. (Incorporated herein by reference to Exhibit 1(a) to the Registration Statement on Form S-1, File No. 333-138472 filed on November 7, 2006.)


2(b). Resolution of Board of Directors of MetLife Insurance Company of Connecticut (including Agreement and Plan of Merger). (Incorporated herein by reference to Exhibit 1(b) to the Registration Statement on Form S-1, File No. 333-147910 filed on December 7, 2007.)


2(c). Resolution of Board of Directors of MetLife Insurance Company of Connecticut (including Certificate of Conversion, Certificate of Incorporation and Certificate of Redomestication from Connecticut). (Incorporated herein by reference to the Registration Statement on Form S-3, File No. 333-201861, filed on February 4, 2015.)


4. Contracts. (Incorporated herein by reference to Exhibit 4(a) to Pre-effective Amendment No. 1 to the Registration Statement on Form S-2, File No. 033-58677, filed on July 11, 1995.)


4(a). Company Name Change Endorsement. (Incorporated herein by reference to Exhibit 4(c) to Post-Effective Amendment No. 14 to the Registration Statement on Form N-4, File Nos. 033-65343/811-07465 filed April 6, 2006.)


4(a)(i).              Company Name Change Endorsement (6-E120-14).
                      (Incorporated herein by reference to the Registration Statement on Form S-3, File No. 333-201861, filed on February 4, 2015.)


4(b).                 Merger Endorsement (6-E48-07) (December 7, 2007).
                      (Incorporated herein by reference to Exhibit 4(b) to the Registration Statement on Form S-1, File No. 333-147910 filed on December 7, 2007.)


4(c).                 Individual Retirement Annuity Qualification Rider.
                      L-22445 1-08. (Incorporated herein by reference to Exhibit 4(c) to the Registration Statement on Form S-1, File No. 333-147910 filed on April 9, 2008.)


4(d). Code Section 457(B) Rider For Eligible Plan of a Governmental or a Tax-Exempt Employer. L-22466 8-07. (Incorporated herein by reference to Exhibit 4(d) to the Registration Statement on Form S-1, File No. 333-147910 filed on April 9, 2008.)


4(e). Individual Non-Qualified Annuity Endorsement. L-22480 8-07. (Incorporated herein by reference to Exhibit 4(e) to the Registration Statement on Form S-1, File No. 333-147910 filed on April 9, 2008.)


4(f). Roth Individual Retirement Annuity ("Roth IRA") Endorsement. L-22481 1-08. (Incorporated herein by reference to Exhibit (4(f) to the Registration Statement on Form S-1, File No. 333-147910 filed on April 9, 2008.)

EXHIBITNUMBER         DESCRIPTION
       ------         -----------


4(g).                 401(a)/403(a) Plan Endorsement. L-22492 (5/11).
                      (Incorporated herein by reference to Exhibit 4(g) to the Registration Statement on Form S-3, File No. 333-178885, filed on April 4, 2012.)



5.                    Opinion re: Legality of Shares. Filed herewith.



8.                    None.



12.                   None.



15.                   None.



23.                   Consent of Independent Registered Public Accounting Firm.
                      Filed herewith.



24. Powers of Attorney authorizing Michele H. Abate, Christine M. DeBiase, Andrew L. Gangolf, and John M. Richards to act as signatory for Eric T. Steigerwalt, Gene L. Lunman, Elizabeth M. Forget, Anant Bhalla, and Peter M. Carlson. Filed herewith.





25.                   None.


26.                   None.


ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes as follows, pursuant to Item 512 of Regulation S-K:

1. To file, during any period in which offers or sales of the registered securities are being made, a post-effective amendment to this registration statement:

   i. to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

   ii. to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price set represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

   iii. to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

   i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

   ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

   iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

   iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on April 10, 2015.


                                     MetLife Insurance Company USA
                                     (Registrant)


                    By:              /s/ ELIZABETH M. FORGET
                                     ------------------------------------------
                                     Elizabeth M. Forget, Senior Vice President


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on April 10, 2015.


/s/ *ERIC T. STEIGERWALT         Chairman of the Board, President and Chief Executive
------------------------         Officer and a Director
(Eric Thomas Steigerwalt)

/s/ *GENE L. LUNMAN              Director and Senior Vice President
------------------------
(Gene L. Lunman)

/s/ *ELIZABETH M. FORGET         Director and Senior Vice President
------------------------
(Elizabeth M. Forget)

/s/ *ANANT BHALLA                Senior Vice President and Chief Financial Officer
------------------------
(Anant Bhalla)

/s/ *PETER M. CARLSON            Executive Vice President and Chief Accounting Officer
------------------------
(Peter M. Carlson)

                     *By:       /s/ MICHELE H. ABATE
                                ---------------------------------------
                                Michele H. Abate, Attorney-in-Fact



*MetLife Insurance Company USA. Executed by Michele H. Abate, Esquire on behalf of those indicated pursuant to powers of attorney filed herewith.

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                DESCRIPTION
------                -----------


5.                    Opinion re: Legality of Shares


23. Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm


24.                   Powers of Attorney